    As filed with the Securities and Exchange Commission on January 23, 1998
                                                      Registration No. 333-40045

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                 Amendment No. 1
                                       to


                                    FORM SB-2

                             Registration Statement
                                    Under the
                             Securities Act of 1933

                               AMBIENT CORPORATION

                 (Name of Small Business Issuer in Its Charter)

                  Delaware                                          3674                                         98-0166007
-----------------------------------                    -----------------------------                        --------------------
        (State or Other Jurisdiction                    (Primary Standard Industrial                          (I.R.S. Employer
             of Incorporation or                         Classification Code Number)                         Identification No.)
               Organization)



                          270 Madison Avenue, 11th Fl.
                            New York, New York 10016
                                 (888) 861-0205


          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)


                                 Jacob Davidson
                            Chairman of the Board and
                             Chief Executive officer
                               Ambient Corporation
                          270 Madison Avenue, 11th Fl.
                            New York, New York 10016
                                 (888) 861-0205


            (Name, Address and Telephone Number of Agent For Service)

                                   Copies to:

                               ------------------


         Samuel F. Ottensoser, Esq.                          Barry Schuman, Adv.                           Stuart Neuhauser, Esq.
           Baer Marks & Upham LLP                        Ephraim Abramson & Company                      Bernstein & Wasserman, LLP
              805 Third Avenue                             16B King George Street                             950 Third Avenue
          New York, New York 10022                         Jerusalem, Israel 94229                        New York, New York 10022
            Tel.: (212) 702-5700                             Tel: 972-2-624-5881                             Tel: (212) 826-0730
             Fax: (212) 702-5941                             Fax: 972-2-625-9264                             Fax: (212) 371-4730

                               ------------------

                  Approximate Date of Commencement of Proposed
                Sale to the Public: As soon as practicable after
                  the Registration Statement becomes effective.

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                    * * * * *

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------



====================================================================================================================================
                                                                 Proposed                   Proposed
                                                                 Maximum                     Maximum                   Amount of
                                   Amount to be               Offering Price                Aggregate                Registration
                                    Registered                 Per Share(1)              Offering Price                   Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001
par value per share                   603,750(2)                  $8.00                   $4,830,000.00                $1,463.64
------------------------------------------------------------------------------------------------------------------------------------
Underwriter's
Warrants(3)                            52,500                     $.001                          $52.50                    $0.02
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001
par value per share                    52,500(4)                 $13.20                     $693,000                     $210.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                     $5,523,052.50                $1,673.66(5)
====================================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933, as amended.


(2) Includes 78,750 shares of common stock issuable upon exercise in full of an option granted to the Underwriter to cover over-allotments, if any.

(3) Underwriter's Warrants to be issued to the Underwriter consisting of warrants to purchase 52,500 shares of common stock.


(4)  Shares issuable upon exercise of the Underwriter's Warrant.


(5) An additional $57.27 has been wired to the Commission to cover the increase in the registration fee.

                                  -------------



           THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

      SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED JANUARY 23, 1998


PROSPECTUS

                               AMBIENT CORPORATION


                         525,000 SHARES OF COMMON STOCK


                                ----------------


           All of the 525,000 shares (the "Shares") of Common Stock, par value $.001 per share (the "Common Stock"), offered hereby (the "Offering"), are being sold by Ambient Corporation, a development stage company organized in Delaware (the "Company"), through Roan Capital Partners L.P. (the "Underwriter").

           Prior to this offering (the "Offering"), there has been no public market for the Common Stock. There can be no assurance that any such market will develop or, if developed, be sustained. It is currently estimated that the initial public offering price per share will be $8.00. The offering price of the Shares has been determined in negotiations between the Company and the Underwriter on an arbitrary basis and bears no relationship to the assets, earnings or any other recognized criteria of value. The offering price should in no event be regarded as an indication of any future market price of the Shares. See "Underwriting" for a discussion of the factors considered in determining the public offering price of the Common Stock. After the Offering, the Company's current directors, executive officers and principal stockholders will beneficially own approximately 20% of the outstanding shares of Common Stock of the Company. See "Description of Securities."


           The Company anticipates that, upon completion of the Offering, the Common Stock will be quoted on the OTC Electronic Bulletin Board under the symbol "AMBT." The OTC Bulletin Board System is an unorganized, inter-dealer, over-the-counter market which provides significantly less liquidity than The Nasdaq Stock Market, and quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for The Nasdaq Stock Market, as well as other securities exchanges. In the event the Shares are not included on the OTC Bulletin Board, quotes for the Shares may be included in the "pink sheets" for the over-the-counter market. An OTC Electronic Bulletin Board quote does not imply that a liquid and active market will develop or be sustained for the securities upon completion of the Offering. See "Risk Factors."

                                ----------------

        THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH
               DEGREE OF RISK AND SUBSTANTIAL DILUTION. SEE "RISK
                         FACTORS" BEGINNING ON PAGE __.

                                ----------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                   EXCHANGE COMMISSION OR ANY STATE SECURITIES
                     COMMISSION PASSED UPON THE ACCURACY OR
                        ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

====================================================================================================================================
                                                      Price                 Underwriting Discounts
                                                    to Public                 and Commissions (1)           Proceeds to Company(2)
------------------------------------------------------------------------------------------------------------------------------------
Per Share..............................                $8.00                         $.80                            $7.20
------------------------------------------------------------------------------------------------------------------------------------
Total(3)...............................             $4,200,000                     $420,000                       $3,780,000
====================================================================================================================================


(1) Does not include: (i) a 3% nonaccountable expense allowance payable to the Underwriter at the closing of the Offering; (ii) warrants (the "Underwriter's Warrants") to purchase up to 52,500 shares of Common Stock; and (iii) a two-year financial advisory agreement with the Underwriter for an aggregate of $100,000, payable at the closing of the Offering. In addition, the Company has agreed to indemnify the Underwriter against certain liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting certain expenses estimated at $571,000 payable by the Company in connection with the Offering, including a nonaccountable expense allowance to the Underwriter in the amount of $126,000 ($144,900 if the Underwriter's over-allotment option is exercised in full) and a two-year financial advisory agreement with the Underwriter for an aggregate of $100,000.

(3) The Company has granted the Underwriter an option (the "Over-allotment Option"), exercisable within 45 days from the date of this Prospectus, to purchase in the aggregate up to an additional 78,750 shares of Common Stock on the same terms as the Shares, solely to cover over-allotments, if any. If the Over-allotment Option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be $4,830,000, $483,000 and $4,347,000, respectively. See "Underwriting."

           The Common Stock being offered through the Underwriter is being sold by the Company on a "firm commitment" basis subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to approval of certain legal matters by counsel to the Underwriter and certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part. It is expected that delivery of the certificates representing the securities offered hereby will be made against payment therefor at the offices of the Underwriter in New York City on or about_________, 1998.


                                ----------------


                           ROAN CAPITAL PARTNERS L.P.


                 The date of this Prospectus is __________, 1998

           CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SHARES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                                ----------------

           The Company is not currently a reporting Company. Following the Offering, the Company will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, will file reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). The Company intends to furnish to its stockholders annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

                                ----------------


            Ambient'tm' is a trademark of the Company. Certain other trademarks of other companies are used in this Prospectus.

                               PROSPECTUS SUMMARY

           The following summary is qualified in its entirety by reference to the more detailed information and financial statements and notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety. As used herein, the term "Company" includes the operations of the Company and its subsidiary, Ambient, Ltd. ("Ambient Israel"), unless the context otherwise requires.

           This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in "Risk Factors."

                                   THE COMPANY


           Ambient Corporation ("Ambient" or the "Company"), a development stage company, was founded in June 1996 to design and develop advanced smart card interface technology. A smart card is a credit card-sized, plastic card equipped with an integrated circuit ("IC") that contains a memory and, in its more evolved form, a microprocessor, or a "mini-computer," that stores and transfers information in electronic form. Smart cards are used in a variety of applications including (i) access to restricted areas (replacing keys and identification cards), (ii) public transportation fare collection (replacing tokens and tickets), (iii) point of sale purchases (replacing cash or credit cards at cafeterias, newsstands and related point of sale locations where speed of purchase is important), (iv) vending machines, (v) public telephones, (vi) industrial applications such as quality control, warehousing, inventory control, distribution and warranty, and (vii) health care (replacing patients' paper files in hospitals and HMOs). Ambient Israel has four patent applications pending in the United States and Israel covering various aspects of its smart card interface design and terminal architecture. Ambient has not generated any revenues. In December 1997, the Company commenced the installation of two smart card readers at a public school in Israel where the Company plans to implement its first pilot project in February 1998 to demonstrate Ambient's technology.

           The Company is developing contactless interface technology for multi-purpose smart cards that will be capable of storing and transferring large amounts of data in a secure environment at costs similar to typical contact-based systems. Existing smart cards depend largely on "contact" technology, requiring the card to be inserted into a terminal where a receptor clamps down on the card making precise contact with an exposed metal plate on the card's surface creating a metal-to-metal electrical connection. The Company believes that due to the disadvantages inherent in requiring contact for the transfer of information in many applications, such as slow transaction time and high terminal and card maintenance costs, the industry has produced "contactless" smart card technology, where information is transferred electronically without the need for metal-to-metal contact. Contactless smart cards currently on the market utilize inductive coupling (commonly known as "radio frequency" radiation) to transfer information. This technology creates several disadvantages, such as the potential security hazard of data interception by scanners, the lack of ease of use, since the card often must be carefully positioned over a terminal antenna at a certain angle, power limitations and environmental emissions. The Company's technology is not based on "radio frequency" radiation operating at a distance; rather, it relies on capacitive close coupling. Capacitive close coupling allows for a closed-circuit, high energy, rapid data rate connection between the card and the terminal within a relatively short range. Ambient's technology enables the transmission of both data and energy over the same capacitive pads (one pad is located in each of the card and the terminal) at high rates of speed and accuracy. The Company believes that its technology will provide the following advantages over existing contact-based and contactless smart card systems: high security, quicker transaction time, low terminal maintenance due to the absence of moving parts, long card life due to rugged construction and low wear-and-tear, significantly higher levels of power, and significant memory capability allowing for multi-purpose applications.


           The Company's dual goal is to become a licensor of smart card technology and a vendor of smart card systems. The Company's business strategy is: (i) to implement pilot projects that exhibit the benefits of the Ambient systems; (ii) to form strategic alliances with system integrators, as well as individual IC, smart card and terminal manufacturers who in turn can incorporate Ambient contactless interface technology into the overall design of their smart card products; and (iii) to integrate its own smart card systems that utilize Ambient's contactless interface technology that it can market directly to end-users.

           The Company is currently preparing to commence in February 1998 its first smart card pilot project at a public school in the city of Ashdod, Israel (the "Ashdod Project"). In December 1997, the Company installed readers in two classrooms at the public school. The project is expected to be implemented in two stages. In the first stage, readers will be installed in two classrooms and Ambient smart cards will be distributed to students in those classes. These cards are being designed to track classroom attendance. If the first stage of the trial proves successful, as to which there can be no assurance, the school may elect to expand the Ashdod Project to encompass a larger portion of the school.

           Ambient Corporation, a Delaware company, was organized in June 1996. In August 1996, Ambient Corporation purchased substantially all of the liabilities and the assets, properties, business and goodwill of Gen Technologies, Inc., a Delaware company organized in September 1995 ("GTI"), including the capital stock of GTI's subsidiary, GenTec, Ltd., a corporation organized under the laws of the State of Israel in November 1995. In November 1996, the Company changed the name of its subsidiary from GenTec, Ltd. to Ambient, Ltd. ("Ambient Israel"). The Company owns 95% of Ambient Israel's outstanding capital stock. All of the Company's activities to date, which have primarily consisted of research and development, have been performed by Ambient Israel in Jerusalem, Israel. Ambient Israel's corporate headquarters and executive offices are located at Jerusalem Technological Park, Building One, Malha, Jerusalem, Israel and its telephone number is 011-972-649-0611. Ambient Corporation's offices are located at 270 Madison Avenue, 11th Fl., New York, New York 10016 and its telephone number is (888) 861-0205.

                                  THE OFFERING


Securities offered by the Company........................................    525,000 shares of Common Stock.  See
                                                                             "Description of Securities."
Common Stock outstanding
  prior to the Offering..................................................    2,459,333(1)

Common Stock to be outstanding
  after the Offering.....................................................    2,984,333(1)

Use of Proceeds..........................................................    The Company intends to apply the net
                                                                             proceeds from the Offering for  the
                                                                             repayment of indebtedness, research
                                                                             and product development, marketing,
                                                                             the purchase of capital equipment,
                                                                             renting additional facilities and
                                                                             working capital and general corporate
                                                                             purposes. See "Use of Proceeds."

Risk Factors and Dilution................................................    Prospective investors should carefully
                                                                             consider the matters set forth under
                                                                             the captions "Risk Factors" and
                                                                             "Dilution." An investment in the
                                                                             securities offered hereby involves a
                                                                             high degree of risk and immediate and
                                                                             substantial dilution.

Proposed OTC Electronic Bulletin
Board Symbol(2)...........................................................   AMBT

------------------


(1) Does not include: (i) 250,000 shares of Common Stock reserved for issuance upon exercise of stock options which may be granted under the Company's Incentive & Non-Qualified Stock Option Plan (the "1998 Plan"); (ii) 52,500 shares of Common Stock issuable upon exercise of the Underwriter's Warrants; and (iii) 78,750 shares of Common Stock issuable upon exercise of the Over-allotment Option. See "Management" and "Underwriting." Includes
     (i) 20,000 shares of Common Stock issued in October 1997 as part of the Company's 1997 Private Placement; and (ii) 40,000 shares of Common Stock issued in November 1997 to a consultant to the Company. See "Description of Securities -- Prior Financing and -- Recent Financing."


(2) The Company anticipates that after the completion of the Offering, the Common Stock will be quoted on the OTC Electronic Bulletin Board. An OTC Electronic Bulletin Board quotation does not imply that a liquid and active market will develop or be sustained for the Shares upon completion of the Offering. See "Risk Factors--OTC Electronic Bulletin Board; Absence of Public Market; Determination of Offering Price."

                          SUMMARY FINANCIAL INFORMATION

           The summary financial information set forth below is derived from the Consolidated Financial Statements included elsewhere in this Prospectus and should be read in conjunction with such Consolidated Financial Statements and the Notes thereto.


                                                                                   YEAR            NINE MONTHS        NINE MONTHS
                                                                                  ENDED          ENDED SEPTEMBER    ENDED SEPTEMBER
                                                                             DECEMBER 31, 1996       30, 1996           30, 1997
                                                                             -----------------   ----------------   ---------------
                                                                                                   (unaudited)       (unaudited)

STATEMENT OF OPERATIONS DATA:

      Research and development expenses ..................................         $(244,466)      $ 165,819          $245,820
      Less participation by the Chief Scientist of the
           State of Israel ...............................................            95,976          25,229               --
                                                                                 -----------       ---------        -----------
                                                                                    (148,490)       (140,590)          (245,820)
       Operating, general and administrative
           expenses ......................................................           434,735         368,327           488,103
                                                                                 -----------       ---------       -----------
      Operating loss .....................................................          (583,225)       (508,917)          (733,923)
      Financing expenses, net ............................................           110,770          47,949            109,359
                                                                                 -----------       ---------       -----------
      Net loss ...........................................................          (693,995)       (556,866)         (843,282)
                                                                                 ===========       =========       ===========
      Loss per share .....................................................           $(0.32)         $(0.27)           $(0.36)
                                                                                 ===========       =========       ===========
       Weighted average number of shares of
           Common Stock outstanding .....................................          2,156,548       2,029,389         2,358,959
                                                                                 ===========       =========       ===========
OTHER FINANCIAL DATA:

      Capital expenditures ..............................................           (193,590)                         (28,701)
      Cash used in operating activities .................................           (575,536)                        (450,043)
      Cash used in investing activities .................................           (223,590)                         (28,701)
      Cash provided by financing activities .............................            903,448                          473,344

                                                                                                      AT SEPTEMBER 30, 1997
                                                                                            ----------------------------------------
                                                                                                 ACTUAL               AS ADJUSTED(1)
                                                                                            ---------------          ---------------
                                                                                                          (unaudited)
BALANCE SHEET DATA:
      Cash and cash equivalents ..............................................               $    98,922                $ 1,900,522
      Total assets ...........................................................                   338,832                  2,140,432
                                                                                             ===========                ===========
      Short-term loans and current portion
           of long-term loans ................................................                    34,913                     34,913
      Long-term debt .........................................................                 1,262,041                    111,641
                                                                                             ===========                ===========
      Stockholders' equity (deficiency)(2) ...................................                (1,189,833)                 1,859,167
                                                                                             ===========                ===========


---------------------


(1) As adjusted to give effect to (a) the receipt by the Company of the estimated net proceeds from the sale of the Shares offered hereby, after deducting underwriting discounts and commissions, the non-accountable expense allowance, the financial consulting fees payable to the Underwriter, and the estimated expenses of the Offering payable by the Company, and (b) the receipt by the Company of proceeds in the principal amount of $1,638,000 from certain financings and the application of an aggregate of $1,650,000 of the net proceeds of the Offering to repay the same as follows: (i) the principal on the notes issued in the Debt Financing (as defined herein) ($968,000); (ii) the principal and estimated accrued interest on the notes issued in September and October in the 1997 Private Placement (as defined herein) ($404,600); and (iii) the principal and estimated accrued interest on two loans in the amounts of $122,400 and $155,000, respectively. See "Use of Proceeds," "Plan of Operation" and "Description of Securities--Prior Financing and -- Recent Financing."

(2) Actual column does not include 20,000 shares of Common Stock issued in October 1997 as part of the Company's 1997 Private Placement. As adjusted column includes: (i) 20,000 shares of Common Stock issued in October 1997 as part of the Company's 1997 Private Placement, for which there was no charge to earnings; and (ii) 40,000 shares of Common Stock issued in November 1997 to a consultant to the Company, for which $200,000 was charged to earnings. See "Description of Securities -- Prior Financing and -- Recent Financing."

                                  RISK FACTORS

           The securities offered hereby are speculative and involve a high degree of risk and should not be purchased by persons who cannot afford the loss of their entire investment. Prospective investors should carefully consider the following risk factors, as well as all other information set forth elsewhere in this Prospectus.

           Except for the historical information contained herein, the following discussion contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those projected in the forward-looking statements discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this section, as well as in the sections entitled "Plan of Operation" and "Business."

DEVELOPMENT STAGE COMPANY; HISTORY OF OPERATING LOSSES; ACCUMULATED DEFICIT; WORKING CAPITAL DEFICIENCY; NO REVENUES TO DATE; UNCERTAINTY OF FUTURE PROFITABILITY


           The Company is a development stage company and has an accumulated deficit as of September 30, 1997 of $1,537,277. As a development stage company, the Company has a limited operating history upon which investors may rely to evaluate the Company's prospects. The Company's prospects must be considered in light of the problems, expenses, delays and complications associated with a new business. At September 30, 1997, the Company had a working capital deficit of $92,705. Losses have resulted principally from costs incurred in the research and development of the Company's technology, as well as general and administrative costs. The Company has not realized any operating revenue to date. The Company expects to continue to incur operating losses for the foreseeable future until such time, if ever, as the Company is able to achieve sufficient levels of revenues from operations. There can be no assurance that the Company will ever generate significant revenues or achieve profitability. See "Plan of Operation."


EXPLANATORY PARAGRAPH IN INDEPENDENT AUDITORS' REPORT

           The Company's independent auditors have included an explanatory paragraph in their report on the Company's financial statement stating that certain factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going-concern is dependent upon its ability to obtain additional financing, including from this Offering, and to generate sufficient cash flow to meet its obligations on a timely basis. As a result of the start-up nature of the Company's business, additional operating losses can be expected in the foreseeable future. There can be no assurance that the Company can be operated profitably in the future. See "Plan of Operation" and Consolidated Financial Statements.

NEED FOR SUBSTANTIAL ADDITIONAL FUNDS; UNCERTAINTY OF ADDITIONAL FINANCING

           The Company's cash requirements may vary materially from those now planned depending on numerous factors, including the status of the Company's marketing efforts, the Company's business development activities, the results of future research and development and competition. The Company believes that the net proceeds of this Offering, together with its projected cash flow from operations, if any, will be sufficient to fund its working and other capital requirements for a period of approximately 12 to 18 months from the date of this Prospectus. Thereafter, or sooner if conditions make it necessary, the Company will need to raise additional funds to finance its capital requirements through public or private financings. Such financing potentially includes equity financing, which may be dilutive to stockholders, or additional debt financing, which would likely restrict the Company's ability to make acquisitions, borrow from other sources and pay dividends to stockholders in certain cases. The Company does not currently have any commitments for any additional financing. There can be no assurance that additional funds will be available on terms attractive to the Company or at all. If adequate funds are not available, the Company may be required to curtail research and development activities or otherwise materially reduce its current and proposed operations. See "Use of Proceeds" and "Plan of Operation."


SUBSTANTIAL PORTION OF PROCEEDS TO SATISFY INDEBTEDNESS

           Approximately 51% ($1,650,000) of the net proceeds of the Offering will be used to repay indebtedness and, as such, the Company will have limited funds to develop and expand its business. See "Use of Proceeds."


ROYALTY PAYMENTS


           In July 1997, the Company terminated the employment of Alexander Rozin as Chief Scientist of Ambient Israel. Pursuant to the terms of a certain purchase agreement between GTI and Mr. Rozin dated December 5, 1995 and assumed by the Company in connection with its purchase of GTI's assets, Mr. Rozin is entitled to receive, until December 2015, royalties of 20% of GTI's net profits (as defined in the agreement) from sales or licenses of products predominantly utilizing an electronic data communication system as described in a certain patent application; if the Company sells or licenses products wherein the technology is not the predominant technology, Mr. Rozin is entitled to receive royalties at a reduced rate to be agreed upon. In addition, the agreement provides that Mr. Rozin shall be paid royalties of 20% of consideration from any sale or assignment of such technology (excluding sales and assignments to affiliate companies) for an indefinite period of time. The Company has not to date utilized this electronic data communication technology in the development of Ambient systems and does not presently intend to do so. The agreement also entitles Mr. Rozin to receive 15% of the net profits (as defined in the agreement) from all sales of products and technology by Ambient Israel for an indefinite period of time. See "Business--Proprietary Information" and "--Legal Proceedings."

MINORITY STOCKHOLDER HOLDINGS IN AMBIENT ISRAEL

           The Company owns 95% of the issued and outstanding capital stock of its subsidiary Ambient Israel. The remaining 5% of Ambient Israel's issued and outstanding capital stock is held by Mr. Rozin. Mr. Rozin has been granted anti-dilution protection with respect to his holdings in Ambient Israel. Accordingly, any funds transferred from the Company to Ambient Israel as a contribution to capital will not dilute Mr. Rozin. Such anti-dilution protection could make future financing for the Company more difficult to obtain, if at all.

DEVELOPING MARKET; UNCERTAINTY OF MARKET ACCEPTANCE OF AMBIENT TECHNOLOGY AND PRODUCTS

           The smart card market is developing and rapidly evolving and is characterized by an increasing number of market entrants who have developed or are developing a wide variety of products. As is typical in a developing and rapidly evolving industry, demand and market acceptance for new products are subject to a high level of uncertainty. There can be no assurance that the smart card technology, systems and products designed by the Company will become widely accepted. Because the market for the Company's smart cards is developing and evolving, it is also difficult to predict with any assurance the future growth rate, if any, and size of the market. If a substantial market fails to develop, develops more slowly than expected or becomes saturated with competitors, or if the Company's smart card technology, systems and products do not achieve market acceptance, the Company's business, operating results and financial condition will be materially adversely affected.

           The Company's technology and products are intended to be marketed and sold, to a large extent, to IC, smart card and terminal manufacturers for inclusion in the smart card products and equipment marketed and sold by them. As with other new products designed to enhance or replace existing products or change product designs, these potential partners may be reluctant to integrate the Company's smart card technology and products into their systems unless the technology and products are proven to be both reliable and available at a competitive price. Even assuming product acceptance, the Company's potential partners may be required to redesign their systems to effectively use the Company's smart card technology and products. The time and costs necessary for such redesign could delay or prevent market acceptance of the Company's smart card products. A lack of, or delay in, market acceptance of the Company's smart card systems could adversely affect the Company's operations.

           The Company is ultimately dependent upon the acceptance of Ambient technology and products by issuing institutions and end-users. Many issuing institutions, such as public transportation systems and banks, may be unwilling to incur the costs and utilize other resources necessary to either switch from their existing smart card systems to Ambient systems or to install any smart card systems in the first instance. Moreover, the end-users of such systems, such as public transportation riders and bank customers, may be resistant to such changes. While the Company believes that its technology can significantly improve transactions for these and many other applications, there can be no assurance that issuing institutions and/or end-users will elect to switch to or utilize the Company's proposed technology and products, or, if they do, that such products will be accepted by the market at large. There can be no assurance that the Company will be able to market its technology and proposed products successfully or that any of its technology or products will be accepted in the marketplace. See "Business--The Ambient System," "--Proposed Ambient Smart Cards" and "--Sales and Marketing."

NEW PRODUCTS AND RAPID TECHNOLOGICAL CHANGE

           The market for the Company's proposed products is characterized by rapidly changing technology, evolving industry standards and frequent new product introductions. The Company's success will depend in part on its ability to enhance its planned technologies and products and to introduce new products and technologies to meet changing customer requirements and evolving industry standards. The Company is currently devoting, and intends to continue to devote, significant resources toward the development of smart card systems that will accommodate its close coupling contactless cards and technology as well as existing remote coupling, or radio frequency, contactless smart cards. There can be no assurance that the Company will successfully complete the development of these technologies and related products in a timely fashion or that the Company's current or future products, if any, will satisfy the needs of the smart card market. There can also be no assurance that smart card products and technologies developed by others will not adversely affect the Company's competitive position or render its products or technologies non-competitive or obsolete. See "--Competition," "Use Of Proceeds" and "Business--Research and Development."


COMPETITION

           The smart card industry is extremely competitive. Competitive factors in the industry include transaction speed, the extent and flexibility of smart card memory, reliability, transaction accuracy, security and cost. The Company's primary competitors are expected to include companies with substantially greater financial, technological, marketing, personnel and research and development resources than those of the Company. Anticipated competitors include such multinational firms as Gemplus Ltd., Schlumberger Ltd., and Group Bull Ltd., which primarily offer contact cards, and Philips GmbH, Sony Corporation, Inc., Kapsch Communications Ltd., Matsushita Electronics Corporation and Micron Communications, GmbH, which offer primarily contactless smart cards. There can be no assurance that the Company will be able to compete successfully in this market. Further, there can be no assurance that existing and new companies will not enter the smart card market in the future, especially those in related fields, such as computer software. Although the Company believes that its products will be distinguishable from those of its competitors on the basis of their technological features and functionality at an attractive price/performance ratio, there can be no assurance that the Company will be able to penetrate any of its anticipated competitors' portions of the market. Many of the Company's anticipated competitors have existing relationships with smart card equipment manufacturers and other system integrators which may impede the Company's ability to market its technology to those potential customers and build market share. There can be no assurance the Company will be able to compete successfully against currently anticipated or future competitors or that competitive pressures will not materially adversely affect its business, operating results and financial condition. See "Business--Competition."

DEPENDENCE ON KEY PERSONNEL


           The success of the Company will be largely dependent upon the personal efforts of Dr. Yehuda Cern, Dr. George Kaplun and Jacob Davidson. The loss of the services of any of such persons could have a material adverse effect on the Company's business and prospects. Although the Company has entered into employment agreements with each of the aforementioned individuals, there can be no assurance that the Company will be able to retain their services. The Company does not maintain and is not contemplating obtaining key-man life insurance policies on any of its employees, except the Company intends to obtain a policy in the amount of $1,000,000 on the life of Jacob Davidson. The Company is also dependent to a substantial degree on its other technical and research staff. The success of the Company will be dependent upon its ability to hire and retain additional qualified technical, research, management, marketing, and financial personnel. The Company will compete with other companies with greater financial and other resources for such other personnel. There can be no assurance that the Company will be able to retain its present personnel or acquire additional qualified personnel as and when needed. See "Management."

CHIEF EXECUTIVE OFFICER NOT FULL TIME; POTENTIAL CONFLICTS OF INTEREST

           Mr. Davidson, Chairman of the Board, Chief Executive Officer and President of the Company, is also in management positions with other companies and currently devotes, and after the Offering expects to continue to devote, approximately 75% of his time to the business of the Company. There can be no assurance that Mr. Davidson's devotion of less than his full time will not have an adverse effect on the business of the Company. In addition, Mr. Davidson may experience conflicts of interest with respect to allocation of business time among the Company and any other companies in which he holds management positions. See "Certain Relationships and Related Transactions" and "Management."


LIMITED MARKETING CAPABILITY

           The Company has limited marketing capabilities and resources. Achieving market penetration will require significant efforts and expenditures by the Company to create awareness of and demand for the Company's technology and products. The Company's ability to penetrate the market and build its customer base will be substantially dependent on its marketing efforts, including its ability to establish an effective internal sales organization and establish strategic marketing arrangements with IC, smart card and terminal manufacturers. The Company currently has no plan, agreement, understanding or arrangement with any such company, and no assurance can be given that any will be entered into. In addition, although the Company recently hired a marketing and sales director and plans to hire two to three additional full-time marketing and sales personnel after the Offering, the Company does not have a marketing team currently in place. The failure by the Company to successfully develop its marketing capabilities, both internally and through third-party alliances, would have a material adverse effect on the Company's business, operating results and financial condition. Further, there can be no assurance that, if developed, such marketing capabilities will lead to sales of the Company's technologies and products. See "Use of Proceeds," "Plan of Operations" and "Business--Sales and Marketing."

DEPENDENCE ON MANUFACTURERS AND SUPPLIERS

           The Company currently purchases, and intends to continue to purchase, ICs for its smart card systems from several manufacturers, including Motorola Corporation, SGS Thompson, Ltd. and National Semiconductor Inc., and purchases other components used in assembly of its smart card systems from other key suppliers. The Company does not intend to manufacture any of the equipment to be used in its smart card systems, except smart card terminals in limited numbers. The Company's reliance upon outside manufacturers and suppliers is expected to continue and involves several risks, including limited control over the availability of components, delivery schedules, pricing and product quality. The Company may experience, delays, expenses and lost sales should it be required to locate and qualify alternative manufacturers and suppliers. See "Business--Suppliers; Manufacturing and Assembly."

           In addition, ICs with microprocessors and electrically erasable programmable read only memory ("EEPROM") are produced by a relatively small number of chip makers. The five principal chip manufacturers comprise approximately 70% of the market. Similarly, five smart card manufacturers comprise approximately 90% of the card manufacturing market. Should the Company for any reason be precluded from obtaining chips and cards, respectively, from these manufacturers, the Company may experience difficulty in locating alternative sources of supply or, even if alternatives are located, the Company may experience substantial delays because such sources may be unable to produce the quantities that may be required in a timely manner, and the Company may be required to pay higher costs for its components. See "Business--Suppliers; Manufacturing and Assembly."

UNCERTAIN ABILITY TO PROTECT PATENT-PENDING TECHNOLOGY


           The Company's ability to compete effectively depends on its success in protecting its proprietary technology, both in the United States and abroad. Ambient Israel has patent applications pending in the United States and Israel (the "Patent Rights"). No assurance can be given that any patents will be issued from the United States or Israeli patent offices for the Patent Rights, that the Company will receive any patents in the future based on its continued development of its technology, or that the Company's patent protection within and/or outside of the United States and Israel will be sufficient to deter others, legally or otherwise, from developing or marketing competitive products utilizing the Ambient technologies.

           The Company believes that the protection afforded by the Patent Rights will be material to its future revenues and earnings. There can be no assurance that the Patent Rights will be found to be valid or that the Patent Rights will be enforceable to prevent others from developing and marketing competitive products or methods. A successful challenge to the validity of the Patent Rights would have a material adverse effect on the Company, and could jeopardize its ability to engage in its contemplated business activities. An infringement action on behalf of the Company may require the diversion of substantial funds from the Company's operations and may require management to expend efforts that might otherwise be devoted to the Company's operations. Furthermore, there can be no assurance that the Company will be successful in enforcing the Patent Rights.


           There can be no assurance that patent infringement claims in the United States, Israel or in other countries will not be asserted against the Company by a competitor or others, or if asserted, that the Company will be successful in defending against such claims. In the event one of the Company's proposed products is adjudged to infringe patents of others with the likely consequence of a damage award, the Company may be enjoined from using and selling such product or be required to obtain a royalty-bearing license, if available on acceptable terms. Alternatively, in the event a license is not offered, the Company might be required, if possible, to redesign those aspects of the product held to infringe so as to avoid infringement liability. Any redesign efforts undertaken by the Company might be expensive, could delay the introduction or the re-introduction of the Company's products into certain markets, or may be so significant as to be impractical. There can be no assurance that the Company would be able to redesign an infringing product, or aspect thereof, so as to avoid infringement liability. See "Business--Proprietary Information" and "Risk Factors--Competition."

UNCERTAIN PROTECTION OF PROPRIETARY TECHNOLOGY AND INFORMATION


           The Company will also rely on trade secrets, know-how and continuing technological advancement to achieve and thereafter maintain a competitive position. Although the Company has entered into confidentiality and invention assignment agreements with its technical employees, consultants and advisors, no assurance can be given that such agreements will be honored or that the Company will be able to effectively protect its rights to its unpatented trade secrets and know-how. Moreover, no assurance can be given that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to the Company's trade secrets and know-how. See "Business--Proprietary Information" and "Management."

TRADEMARK REGISTRATION


           The Company intends to promote the Ambient trademark in connection with its proposed marketing activities. The Company has a pending application on file with the Patent and Trademark Office to register Ambient as a trademark in the United States. There can be no assurance that prior registrations and/or uses of such mark (or a confusingly similar mark) does not exist, in which case the Company might thereby be precluded from registering and/or using the Ambient mark in the United States. See "Business--Proprietary Information."


RISKS ASSOCIATED WITH PROPOSED EXPANSION

           The Company intends to use a significant portion of the net proceeds of this Offering to expand its operations through the expansion of its research and development activities, the establishment of sales and marketing efforts, and, potentially, through acquisitions, although no companies have yet been identified by the Company as possible acquisitions. The Company believes that the net proceeds of the Offering will be sufficient to enable the Company to carry out its business plan, including plans for expansion, for approximately 12 to 18 months, although there can be no assurance it will be able to do so.


           The Company may seek to expand its operations through acquisitions. In such event, the Company may use a portion of the net proceeds from the Offering currently allocated for working capital to acquire all or a portion of existing companies in businesses which the Company believes are compatible with its business, which may include, competitors of the Company. The Company will have broad discretion in allocating such funds without any action or approval of the Company's stockholders. Any decision to make an acquisition will be based upon a variety of factors, including, among others, the purchase price and other financial terms of the transaction, the business prospects and the extent to which any acquisition would enhance the Company's prospects. To the extent that the Company may, depending upon the opportunities available to it, finance an acquisition with a combination of cash and equity securities, any such issuance of equity securities could result in dilution to the interests of the Company's stockholders. Additionally, to the extent that the Company, or the acquisition or merger candidate itself, issues debt securities in connection with an acquisition, the Company may be subject to risks associated with incurring indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. The Company is not currently engaged in identifying any potential acquisition and has no plans, agreements, understandings or arrangements for any acquisitions. There can be no assurance that the Company will successfully consummate any acquisition or successfully integrate into its business any acquired business or portion thereof. See "--Substantial Portion of Proceeds to Satisfy Indebtedness; Broad Discretion in Application of Proceeds" and "Use of Proceeds."


           The anticipated growth in activities, including expenditures, will require expansion of the Company's management and financial controls, and could place a significant strain on the Company's administrative, operational and financial resources. None of the Company's current officers have had experience in managing a public company or a company with expenditures as large as the anticipated expenditures of the Company. While the Company intends to hire additional personnel, as appropriate, there can be no assurance that the Company will be successful in hiring qualified personnel to implement its growth strategy or that it will be able to rapidly and efficiently integrate any new personnel with its existing work force. In addition to hiring support to accommodate its planned expansion, the Company will likely be required to install or enhance any existing information and other administrative systems. There can be no assurance that the Company's administrative, operational and financial resources and systems will be adequate to maintain and efficiently monitor and support any future growth. See "Use of Proceeds," "Business" and "Management."

 BROAD DISCRETION IN APPLICATION OF PROCEEDS





           While the Company presently intends to use the net proceeds of this Offering as set forth herein, management will have broad discretion in the application of the net proceeds allocated to working capital and general corporate purposes. Due to the number and variability of factors that will be analyzed before the Company determines how to use such net proceeds, the Company will have broad discretion in allocating a significant portion of the net proceeds from the Offering without any action or approval of the Company's stockholders. Accordingly, investors will not have the opportunity to evaluate the economic, financial and other relevant information which will be considered by the Company in determining the application of such net proceeds. See "Use of Proceeds."

IMMEDIATE SUBSTANTIAL DILUTION


           The Company's present stockholders acquired their shares of the Company's Common Stock at costs substantially below the anticipated offering price of the Shares to be sold in the Offering. Therefore, investors purchasing Common Stock in this Offering will incur an immediate and substantial dilution in net tangible book value per share of $7.41 (92.6%). Accordingly, investors will bear a disproportionate part of the financial risk associated with the Company's business while effective control will remain with existing stockholders. See "Dilution."

LACK OF INDEPENDENT DIRECTORS, BOARD COMMITTEES

           The Company's Board of Directors consists of two people, one of whom is also the Chief Executive Officer and President and a principal stockholder and one of whom is also the secretary and a principal stockholder. The Board does not currently contain any independent directors and there are no audit or compensation committees currently in place. Accordingly, the two "inside" directors will be in a position to control the actions and decisions of the Board without the benefit of input from independent directors. The Company may in the future nominate independent directors although there can be no assurance as to when or if suitable persons can be located. See "Management."


OTC ELECTRONIC BULLETIN BOARD; ABSENCE OF PUBLIC MARKET; DETERMINATION OF OFFERING PRICE

           The Company's Common Stock will be traded in the over-the-counter market. It is anticipated that the Shares will be quoted on the OTC Electronic Bulletin Board (the "OTC Bulletin Board"). The OTC Bulletin Board, which is sponsored and operated by the National Association of Securities Dealers, Inc., is an unorganized, inter-dealer automated quotation system for equity securities not included for listing on The Nasdaq SmallCap Market or Nasdaq National Market. The OTC Bulletin Board provides significantly less liquidity than The Nasdaq SmallCap Market or Nasdaq National Market, and quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for The Nasdaq SmallCap Market and Nasdaq National Market.

Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and purchasers of the Shares may be unable to resell the Shares at or near their original offering price or at any price. In the event the Shares are not included on the OTC Bulletin Board, quotes for the securities may be included in the "pink sheets" for the over-the-counter market. See "--Penny Stock Regulation" and "Underwriting." Prior to this Offering, there has been no public trading market for the Common Stock and there can be no assurance that an active public market for the Common Stock will develop or, if developed, continue following the Offering. Until such time, if ever, that an active trading market develops, investors will, in all likelihood, be unable to readily liquidate their investment in the Company's securities following this Offering. In addition, there does not exist, nor has there ever existed, a public trading market in Israel for the securities of Ambient Israel.


            The initial public offering price of the Common Stock has been determined by negotiations between the Underwriter and the Company and does not necessarily bear any relationship to the Company's assets, book value, revenues or other established criteria of value, and should not be considered indicative of the price at which the Common Stock will trade after completion of the Offering. There can be no assurance that the market price of the Common Stock will not decline below the initial public offering price. See "Underwriting."


RISKS ASSOCIATED WITH ANTICIPATED INTERNATIONAL SALES

           The Company intends to initially market its products in Europe, North America, Israel and certain Asian countries. If it successfully markets its products internationally, the Company will be subject to the risks inherent in international business activities, including unexpected changes in regulatory requirements and the burdens of complying with a wide variety of laws and regulations, import restrictions, tariffs and other trade barriers, as well as adverse changes to the applicable currency exchange rates. For example, any appreciation of the value of the currency in which the Company bills future international customers relative to the local currency of such customers may place the Company at a competitive disadvantage by effectively making its services more expensive compared to those of local competitors. There can be no assurance that currency fluctuations will not have a material adverse effect on the Company's business, results of operations and financial condition. Moreover, the imposition of exchange or price controls or other restrictions on the conversion of foreign currencies could materially adversely affect the Company's business.

RISKS ASSOCIATED WITH OPERATIONS IN ISRAEL

           The Company's research and development facilities and Ambient Israel's principal offices are located in the State of Israel and are directly affected by the economic, military and political conditions in that country, and any major hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners could have a material adverse effect on the Company's operations. In addition, despite progress towards peace between Israel, its Arab neighbors and the Palestinians, there remain a number of countries that restrict business with Israel or Israeli companies. There can be no assurance that restrictive laws or policies directed toward Israel or Israeli businesses will not have a material adverse effect on the Company's business. For information with respect to certain factors concerning the State of Israel, including risks related to the political and economic situation, see "Business--Conditions in Israel."

RESTRICTIONS OF ISRAELI GOVERNMENT FUNDING FOR RESEARCH AND DEVELOPMENT

           Ambient Israel has received from the Office of the Chief Scientist of the Israeli Ministry of Industry and Trade (the "OCS") certain research and development grants in the amount of $95,976. The Company recently filed a request for an additional research grant which was rejected by the OCS. The Company intends to appeal the OCS decision but there can be no assurance that any such appeal will be successful. Among the conditions to its participation in the funding program of the OCS, technologies developed using such funds may not be transferred out of Israel and products developed as a result of research and development funded by the OCS may not be manufactured outside of Israel without the consent of the OCS. Ambient Israel and the Company are also obligated to pay a specified level of royalties on sales of products developed using such grants. Moreover, OCS grant programs as are currently in effect require the Company to comply with various conditions in order for Ambient Israel to continue to be eligible for participation. There can be no assurance that the Company will continue to meet such conditions in the future. The Company anticipates that for so long as such grants continue to be available, Ambient Israel will likely seek from time to time to utilize such grants. No assurance can be given, however, that the Company's participation will so continue or that the programs, or their current conditions of participation and eligibility, will be maintained in their current form or at all. Termination or a substantial reduction in such programs, or the Company's inability to continue to receive OCS funding, could have a material adverse effect on the Company's business, financial condition or results of operations. See "Business--Research and Development."

SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS

           Service of process upon Ambient Israel and directors and officers of the Company, all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, since substantially all of the Company's and such persons' assets are located outside the United States, any judgment obtained in the United States against the Company or such persons may not be collectible within the United States.

           The Company has been informed by its Israeli legal counsel that, in such counsel's opinion, there is doubt as to the enforceability of civil liabilities under the Securities Act and the Exchange Act, in original actions instituted in Israel. However, subject to certain limitations, Israeli courts may enforce United States final executory judgments for liquidated amounts in civil matters, obtained after a trial before a court of competent jurisdiction (according to the rules of private international law currently prevailing in Israel) which enforce similar Israeli judgments, provided that (i) due service of process has been effected, (ii) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the State of Israel, (iii) such judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties and (iv) an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court. Ambient Israel has appointed Baer Marks & Upham LLP as agent to receive service of process in any action against it in any federal or state court in the State of New York arising out of this Offering.

           Foreign judgments enforced by Israeli courts generally will be payable in Israeli currency, and a special permit of the Israeli Controller of Foreign Currency of the Bank of Israel will be required to convert the Israeli currency into United States dollars and to transfer such dollars out of Israel. The usual practice in an action to recover an amount in a non-Israeli currency is for the Israeli court to render judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date thereof. Under existing Israeli law, a foreign judgment payable in foreign currency may be paid in Israeli currency at the rate of exchange on the date of payment, but the judgment debtor also may make payment in foreign currency if the Israeli exchange control regulations then in effect permit such foreign currency payment. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli Consumer Price Index ("CPI") plus interest at the annual rate (set by Israeli regulations) prevailing at such time. Judgment creditors must bear the risk that they will be unable to convert their award into foreign currency that can be transferred out of Israel and the risk of unfavorable exchange rates.


PENNY STOCK REGULATION

           Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current prices and volume information with respect to transactions in such securities are provided by the exchange or system). The Company's Shares will not be listed on any exchange or quoted on a Nasdaq system. Accordingly, after the Offering, if broker-dealers make a market in the Shares, then the penny stock rules could affect the sale of Ambient Shares if the price per share falls below $5.00. The penny stock rules require a broker-dealer, prior to a purchase or sale of a penny stock not otherwise exempt from the rules, to deliver to the customer a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's Shares become subject to the penny stock rules, investors in the Offering may find it more difficult to sell their securities.

POSSIBLE VOLATILITY OF SECURITIES PRICES

           If a public trading market develops, trading volume and prices for the Common Stock could be subject to wide fluctuations in response to quarterly variations in operations, financial results, announcements with respect to sales and earnings, technological innovations, new product developments, the sale or attempted sale of a large amount of securities in the public market, and other events or factors which cannot be foreseen or predicted by the Company. In addition, various factors affecting the smart card or computer industry generally may have a significant impact on the market price of the Common Stock, as well as price and volume volatility affecting small and emerging growth companies, in general, and not necessarily related to the operating performance of such companies.

UNDERWRITER'S LIMITED UNDERWRITING EXPERIENCE

           The Underwriter has been actively engaged in the securities brokerage and investment banking business since 1994. However, the Underwriter has engaged in only limited underwriting activities, and this Offering is only the second public offering in which the Underwriter has acted as the sole or managing underwriter. The Underwriter has limited experience acting as a member of a syndicate in underwritten offerings. There can be no assurance that the Underwriter's limited experience as an underwriter of public offerings will not adversely affect the proposed public offering of the Shares or the subsequent development of a trading market for the Company's securities. Therefore, purchasers of the securities offered hereby may suffer a lack of liquidity in their investment or a material diminution of the value of their investment. See "Underwriting."


NO DIVIDENDS

           To date, the Company has not paid any cash dividends. After the consummation of the Offering, the Company does not intend, for the foreseeable future, to declare or pay any dividends and intends to retain earnings, if any, for the future operation and expansion of the Company's business. The declaration and payment of any cash dividends in the future will be determined by the Board of Directors of the Company in light of conditions and circumstances then existing, including the Company's financial condition and requirements. See "Dividends."

PREFERRED STOCK

           The Company's Amended and Restated Certificate of Incorporation authorizes the issuance of 5,000,000 shares of Preferred Stock, $.001 par value per share, in one or more series, with each series to have such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In addition, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company does not have any current intentions to issue any shares of Preferred Stock, there can be no assurance that the Company will not do so in the future. The Company has agreed not to issue any shares of Preferred Stock without the Underwriter's consent for a period of 24 months.

SHARES ELIGIBLE FOR FUTURE SALE


           Future sales of shares of Common Stock by existing stockholders pursuant to Rule 144 ("Rule 144") promulgated under the Securities Act, or otherwise, could have an adverse effect on the price of the shares of Common Stock. Upon completion of this Offering, the Company will have 2,984,333 shares of Common Stock outstanding. In addition, the Company has reserved for issuance 250,000 shares upon exercise of options to be granted under the 1998 Plan, 52,500 shares upon exercise of the Underwriter's Warrants, and 78,750 shares upon exercise of the Over-allotment Option.

           The 525,000 shares of Common Stock offered hereby will be freely transferable without restriction or further registration under the Securities Act except for any shares purchased by an "affiliate" of the Company within the meaning of Rule 144. The remaining 2,459,333 outstanding shares of Common Stock are "restricted securities," as that term is defined in Rule 144, and may only be sold pursuant to a registration statement under the Securities Act or an applicable exemption from registration thereunder, including exemptions provided by Rule 144. Of such shares, 2,229,166 will be eligible for resale under Rule 144 commencing 90 days following the completion of this Offering, 20,000 shares will be eligible for resale under Rule 144 commencing March 1998, 84,167 shares will be eligible for resale under Rule 144 commencing August 1998, 66,000 shares will be eligible for resale under Rule 144 commencing September 1998, 20,000 shares will be eligible for resale under

Rule 144 commencing October 1998 and 40,000 shares will be eligible for resale under Rule 144 commencing November 1998. However, all of the Company's officers, directors and shareholders have agreed with the Company not to sell their Shares for a period of 18 months from the date of this Prospectus without the express written consent of the Underwriter. No prediction can be made as to the effect that future sales of Common Stock, or the availability of shares of Common Stock for future sales, will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the future sale of its equity securities. See "Principal Stockholders" and "Shares Eligible for Future Sale."


UNDERWRITER'S WARRANTS


           The Company will sell to the Underwriter and/or its designees, for nominal consideration, the Underwriter's Warrants to purchase an aggregate of up to 52,500 shares of Common Stock. The Underwriter's Warrants are exercisable for a four-year period commencing one year from the date of this Prospectus, at an exercise price per share equal to 165% of the initial public offering price of the Common Stock. For the life of the Underwriter's Warrants, the holders are given, at nominal cost, the opportunity to profit from a rise in the market price of the Common Stock without assuming the risk of ownership, with a resulting dilution in the interest of other security holders. As long as the Underwriter's Warrants remain unexercised, the terms under which the Company could obtain additional capital elsewhere may be adversely affected. Moreover, the holders of the Underwriter's Warrants may be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital through a new offering of its securities on terms more favorable than those provided by the Underwriter's Warrants. Additionally, if the holders of the Underwriter's Warrants were to effect a distribution of the Underwriter's Warrants or the underlying shares of Common Stock, the Underwriter, prior to and during such distribution, may be unable to make a market in the Company's Shares and may be required to comply with other limitations on trading set forth in Regulation M under the Exchange Act. Such rules restrict the solicitation of purchasers of a security by a distribution participant (or its affiliated purchasers) that is the subject of the distribution and also limit market making activities by a distribution participant (or its affiliated purchasers) until the completion of the distribution. If the Underwriter was required to cease making a market in the Shares during the restricted period, the market and market price for such Shares may be adversely affected and holders of the Shares may be unable to sell them. See "Underwriting."


ANTI-TAKEOVER PROVISIONS OF DELAWARE LAW

           Certain provisions of Delaware law may discourage third party attempts to acquire control of the Company. In particular, Section 203 of the Delaware General Corporation Law generally prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which such person became an interested stockholder, unless certain restrictive requirements are met. The Company has not opted to include any provisions in its Certificate of Incorporation or By-laws electing not to be governed by Section 203 of the Delaware General Corporation Law. The provisions of Section 203 of the Delaware General Corporation Law may have a depressive effect on the market price of the Common Stock because they could impede any merger, consolidating takeover or other business combination involving the Company or discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of the Company. See "Description of Securities."



FORWARD LOOKING STATEMENTS

           Certain statements contained in this Prospectus, including, without limitation, statements containing the words "believes," "anticipates," "intends," "expects," "plans" and words of similar import, constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company or the industry to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: prospects for the smart card industry; market acceptance of the Ambient technology and products; the Company's success in penetrating the market; competition; changes in the Company's business strategy or development plans; the loss of key personnel; patent protection; the availability of capital; general economic and business conditions; and other factors referenced in this Prospectus, including, without limitation, under the captions "Prospectus Summary," "Risk Factors," "Plan of Operations" and "Business." Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

                                 USE OF PROCEEDS

           The net proceeds to the Company from the sale of the Shares offered hereby (after deducting underwriting discounts and commissions and other expenses of the Offering), are estimated to be approximately $3,209,000 ($3,758,000 if the Over-allotment Option is exercised in full). The Company expects to use the net proceeds in approximately the manner set forth in the following table:



                                                                                                                      Approximate
                                                                                     Approximate                     Percentage of
Application of Proceeds                                                             Dollar Amount                    Net Proceeds
-----------------------                                                             -------------                    --------------
Marketing (1) ..........................................................              $  350,000                         10.91%

Additional Facilities (2) ..............................................                  20,000                           .62%

Research and Product
    Development (3) ....................................................                 594,000                         18.51%


Repayment of Indebtedness (4) ..........................................               1,650,000                         51.14%
Capital Equipment (5) ..................................................                 100,000                          3.12%

 Working Capital and General
    Corporate Purposes .................................................                 495,000                         15.43%
                                                                                      ----------                        ------
      Total ............................................................              $3,209,000                        100.00%
                                                                                      ==========                        ======


----------

(1) Represents (i) salaries for the Company's recently appointed sales and marketing director and the up to three additional full-time sales and marketing personnel the Company intends to hire, and (ii) expenses associated with the Company's anticipated participation in trade show exhibitions.

(2) Represents estimated costs associated with leasing and operating a manufacturing facility for the Company's planned small scale production of Ambient smart card reader/writer terminals.


(3) Represents (i) salaries for 13 existing research and development personnel and up to seven additional research and development personnel; and (ii) costs associated with retaining subcontractors to assist in the design and development of the proposed Ambient Application Specific Integrated Circuit ("ASIC").

(4)  Includes: (i) $968,000 for the repayment of principal on the promissory note issued in December 1995 as part of the Debt Financing (as defined herein), which note bears interest at 10% per annum; (ii) $122,400 for repayment of principal and accrued interest (8% per annum) on a certain loan to the Company from a third party during the second quarter of 1997 which is due upon the consummation of this Offering; (iii) $404,600 for repayment of principal and estimated interest (7% per annum) on notes issued in September and October 1997 in connection with the Company's 1997 Private Placement (as defined herein); and (iv) $155,000 for repayment of principal and estimated accrued interest (22% per annum) on a loan from a third party in January 1998. The proceeds from the loans received in 1997 and 1998 were primarily used for research and development and to fund the Company's working capital. See "Plan of Operation" and "Description of Securities--Prior Financing and --Recent Financing."


(5) Represents costs associated with leasing or buying additional computers and the additional machinery required to commence the Company's planned small-scale production operations.

           If the Underwriter exercises the Over-allotment Option in full, the Company will realize additional net proceeds of approximately $549,000, which will be added to the Company's working capital.

           The Company anticipates, based on currently proposed plans and assumptions relating to its operations, that the net proceeds of this Offering, together with its projected cash flow from operations, if any, will be sufficient to satisfy the Company's contemplated cash requirements for approximately 12 to 18 months following the closing date of this Offering. In the event that the Company's plans change or its assumptions change or prove to be inaccurate or if the net proceeds of this Offering or the Company's projected cash flow prove to be insufficient to fund operations (due to unanticipated expenses, manufacturing problems, marketing difficulties or otherwise), the Company may find it necessary or advisable to reallocate some of the proceeds within the above-described categories, or to use portions of the net proceeds for other purposes or may be required to seek additional financing or curtail its operations. The Company has no current arrangements with respect to, or sources of, additional financing and it is not anticipated that existing stockholders will provide any portion of the Company's future financing requirements. There can be no assurance that any such additional financing will be available to the Company on commercially reasonable terms, or at all. Any inability to obtain additional financing when needed would have a material adverse effect on the Company, requiring it to curtail or possibly cease operations. See "Risk Factors--Need for Substantial Additional Funds; Uncertainty of Additional Financing" and "Plan of Operation."


           The Company may use all or a portion of the $495,000, or 15.43% of the net proceeds from the Offering allocated to working capital, to acquire all or a portion of existing companies in businesses which the Company believes are compatible with its business including, but not limited to, competitors of the Company. Any decision to make an acquisition will be based upon a variety of factors, including, among others, the purchase price and other financial terms of the transaction, the business prospects and competitive position of and the nature of any formulations, designs or products and the extent to which any acquisition would enhance the Company's prospects. The Company is not currently engaged in identifying any potential acquisition and has no plans, agreements, understandings or arrangements for any acquisitions. There can be no assurance that the Company will be able to successfully consummate any acquisition or, if it does, that it will successfully integrate into its business any acquired product or business. See "Risk Factors--Risks Associated with Proposed Expansion."

           Pending utilization of the net proceeds of the Offering, the Company may make temporary investments, in among other things, bank certificates of deposit, short-term interest-bearing investments equivalent to commercial paper, prime commercial paper, United States government obligations, money-market funds or non-United States short-term investments.

                                 DIVIDEND POLICY

           To date, the Company has not paid any cash dividends on its Common Stock. The payment of future cash dividends, if any, is within the discretion of the Board of Directors and will depend upon the Company's earnings, if any, capital requirements and financial condition and other relevant factors. The Board does not intend to declare any cash or other dividends in the foreseeable future, rather it intends to retain future earnings, if any, to provide for the operation and expansion of the Company's business. See "Plan of Operation."

                                    DILUTION


           At September 30, 1997, the negative net tangible book value of the Company was $(1,189,833) or $(0.48) per share of Common Stock based on 2,459,333 shares of Common Stock issued and outstanding. After giving effect to the sale of 525,000 shares of Common Stock offered by the Company hereby (less broker commissions and estimated expenses of the Offering and the application of the estimated net proceeds therefrom), the pro forma as adjusted net tangible book value of the Company at September 30, 1997 would have been $1,762,167, or $0.59 per share, based on 2,984,333 shares, representing an immediate increase in net tangible book value of $1.07 per share to existing stockholders and an immediate dilution of $7.41 per share (92.6%) to the purchasers of Common Stock in the Offering.


           The difference between the public offering price per share of Common Stock and the net tangible book value per share of Common Stock after the Offering constitutes the dilution per share of Common Stock to investors in the Offering. Net tangible book value per share of Common Stock on any given date is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) on such date by the number of outstanding shares of Common Stock.

           The following table illustrates the dilution to the purchasers of Common Stock in the Offering on a per-share basis:



Offering price ....................................................  $8.00
   Net tangible book value before the Offering ...........  $(0.48)
   Increase attributable to new investors ................. $ 1.07
Pro forma as adjusted net tangible book value after the Offering ..  $0.59
Dilution to new investors .........................................  $7.41



           The following table summarizes as of the date of this Prospectus, the total consideration paid and the average price per share of Common Stock paid by existing stockholders and by purchasers of Common Stock in the Offering:





                                                 Shares Purchased                 Total Consideration
                                         ------------------------------        -----------------------------           Average
                                                                                                                        Price
                                            Amount          Percentage           Amount           Percentage          Per Share
                                         -----------        ----------           ------           ----------          ---------
Existing Stockholders ...............      2,459,333            82.4%          $  933,001            18.2%                $0.38
New Investors .......................        525,000            17.6%           4,200,000            81.8%                 8.00
                                         -----------           -----           ----------           -----
Total ...............................      2,984,333           100.0%          $5,133,001           100.0%
                                         ===========          ======          ===========           =====


                                 CAPITALIZATION


           The following table sets forth the capitalization of the Company as of September 30, 1997, and as adjusted to reflect the issuance and sale of the Shares offered hereby and the application of the estimated $3,209,000 of net proceeds therefrom, after deducting underwriting discounts and commissions, the non-accountable expense allowance, the financial consulting fees payable to the Underwriter and the estimated expenses of the Offering payable by the Company, and the application of $1,650,000 of such proceeds to repay certain indebtedness. This table should be read in conjunction with the consolidated financial statements and the related notes thereto included elsewhere in this Prospectus.



                                                                                                      September 30, 1997
                                                                                          ------------------------------------------
                                                                                                          (unaudited)
                                                                                               Actual                   As Adjusted
                                                                                           ------------                -------------
Short-term loans and current portion of
  long term loans ..........................................................                $    34,913                 $    34,913
Long-term debt .............................................................                  1,262,041                     111,641
                                                                                            -----------                 -----------
 Stockholders' equity (deficit):

  Common Stock, $0.001 par value;
  20,000,000 shares authorized;
  2,459,333(1) shares issued and
  outstanding; 2,984,333(2) shares
  issued and outstanding as adjusted .......................................                      2,399                       2,984

  Additional paid-in capital ...............................................                    650,596                   4,139,017
  Deferred compensation ....................................................                   (305,557)                   (305,557)
  Accumulated deficit ......................................................                 (1,537,277)                 (1,977,277)
                                                                                            -----------                 -----------
        Total stockholders' equity (deficit) ...............................                 (1,189,833)                  1,859,167
                                                                                            -----------                 -----------
               Total capitalization ........................................                $    72,208                 $ 1,970,808
                                                                                            ===========                 ===========




-----------------------


(1) Includes: 20,000 shares of Common Stock issued in October 1997 as part of Company's 1997 Private Placement, for which there was no charge to earnings; and (ii) 40,000 shares of Common Stock issued in November 1997 to a consultant to the Company, for which there was $200,000 charged to earnings. See "Description of Securities--Prior Financing and --Recent Financing."

(2) Does not include: (i) 250,000 shares of Common Stock reserved for issuance upon exercise of stock options which may be granted under the 1998 Plan;
     (ii) 52,500 shares of Common Stock issuable upon exercise of the Underwriter's Warrants; and (iii) 78,750 shares of Common Stock issuable upon exercise of the Over-allotment Option. See "Management" and "Underwriting."


                                PLAN OF OPERATION


           The Company is a development stage company. Since GTI's inception in September 1995, the Company's activities have been principally limited to organizational and initial capitalization activities, designing and developing smart card technology and recruitment of executive personnel. As a development stage company, the Company has a limited relevant operating history upon which an evaluation of the Company's prospects can be made. The Company's prospects must therefore be evaluated in light of the problems, expenses, delays and complications associated with a new business. See "Business."

           The Company has not generated any revenues from operations. For the fiscal year ended December 31, 1996 and the nine months ended September 30, 1997, the Company has incurred net losses aggregating approximately $1,537,277, reflecting principally research and development expenses and general and administrative expenses. The Company expects to incur significant up-front expenditures in connection with the expansion of its operations, including the implementation of marketing and sales efforts and the commercialization of the Company's technology, and operating losses are expected to continue for the foreseeable future. There can be no assurance that the Company can be operated profitably in the future. The Company's independent auditors included an explanatory paragraph in their report dated May 8, 1997 relating to the Company's financial statements for the year ended December 31, 1996, indicating that there is substantial doubt regarding the Company's ability to continue as a going concern. The Company's continuation as a going-concern is dependent upon its ability to obtain additional financing, including from this Offering, and to generate sufficient cash flow to meet its obligations on a timely basis. See "Risk Factors--Development Stage Company; History of Operating Losses; Accumulated Deficit; Working Capital Deficiency; No Revenues To Date; Uncertainty of Future Profitability," "--Explanatory Paragraph in Independent Auditors' Report" and the Consolidated Financial Statements.

           The Company anticipates that its first Ambient product will be completed and ready for introduction into the market during the second quarter of 1998. Depending on several factors, including the success of the Company's marketing efforts, market acceptance of the Ambient technology, competition and the Company's progress in developing relationships with systems integrators, the Company believes it will begin to generate sales and revenues by the fourth quarter of 1998. There can be no assurance, however, that the Company will generate significant revenues by this date, or at all.


           The Company's marketing activity to date has consisted of formulating a marketing strategy. The Company's strategy focuses initially on approaching and establishing relationships with large and mid-sized system integrators already established in the smart card market, as well as those integrators involved in ancillary markets such as health care, access control, and transport ticketing. The Company also intends to target potential volume customers. The Company recently hired a marketing and sales director and plans to hire two to three additional full-time marketing and sales personnel after the Offering. In an effort to promote recognition of the Ambient name within the industry, the Company plans to exhibit its technology at selected industry trade shows, such as Card Tech/Secure Tech in the

United States and Cartes 97 in France, and design and distribute marketing materials. The Company also plans to implement and publicize pilot projects to demonstrate the benefits of the Ambient system. In connection with the Ashdod Project, the Company has installed two readers at a public school in Ashdod, where the Company plans to commence its first pilot project in February 1998 to demonstrate Ambient's technology. The Company is incurring substantially all of the costs associated with the Ashdod Project. As of the date of this Prospectus, the Company incurred approximately $12,000 in connection with the Ashdod Project and the Company expects to incur additional minimal expenses in connection with the installation, design and operation of this system during the first stage of the Ashdod Project, plus such additional amounts that may be necessary should the school elect to expand the Ashdod Project. The Company has not entered into any arrangements to design any additional pilot projects. See "Use of Proceeds" and "Business."


           The Company is dependent upon the proceeds of this Offering to implement its business plans. The Company anticipates that the proceeds of the Offering will be sufficient to satisfy the Company's contemplated cash requirements for the next 12 to 18 months following the consummation of the Offering, based upon the Company's present plans and certain assumptions relating to general economic and industry conditions, market factors, and the Company's future revenues and expenditures. If any of these factors change or the Company's assumptions change or prove to be incorrect, the Company will be required to raise additional funds during the next 12 to 18 months. The Company intends, in any event, to seek additional financing following the completion of this Offering. The Company has no present intention, agreement, understanding or commitment with respect to any such financing. Any inability to obtain additional financing when needed would have a material adverse effect on the Company, requiring it to curtail or possibly cease operations. See "Risk Factors--Need For Substantial Additional Funds; Uncertainty of Additional Financing."


           The Company has a $30,000 line of credit with The First International Bank of Israel for which the Company has agreed to maintain a restricted compensating balance of $30,000. As of September 30, 1997, the amount of credit utilized was not material. The Company does not currently have any alternative sources of credit or capital financing.

           On January 5, 1998, the Company received a loan from Mylock Holdings Inc. ("Mylock") in the principal amount of $150,000, bearing interest at 22% per annum. The principal and accrued interest on the loan are due and payable upon the earlier of the consummation of this Offering and July 5, 1998. As collateral, the Company granted to Mylock a security interest, subject to existing liens, in substantially all of its assets. The Company intends to use approximately $155,000 of the net proceeds from this Offering to repay the principal and accrued interest. See "Use of Proceeds."

           As of September 30, 1997, the Company had a working capital deficit of $92,705. Since inception, the Company has relied, for its capital requirements, on the Debt Financing (as defined herein), government funding from the OCS, bank loans, a loan from a third party during the second quarter of 1997 in the principal amount of $120,000 which bears interest at 8% per annum, stockholder loans in the aggregate principal amount of $25,781 (of which $12,042 was repaid during the fourth quarter of 1997), the 1997 Private Placement and a third party loan from

Mylock in the principal amount of $150,000, bearing interest at 22% per annum. See "Risk Factors--Restrictions of Israeli Government Funding for Research and Development," "Business--Research and Development," "Use of Proceeds," "Description of Securities--Prior Financing and --Recent Financing" and "Certain Relationships and Related Transactions."

           The Company's product development is carried out at Ambient Israel's facilities in Israel. During the next 12 months, the Company plans to utilize approximately $100,000 of the net proceeds hereof for capital expenditures to purchase additional equipment for the planned small scale production of Ambient smart card terminals.

           The Company requires the net proceeds of this Offering to continue its product development efforts and to commence initial marketing of its smart card technology. To date, the Company has expended approximately $490,286 on its research and development activities, and plans to spend approximately $594,000 of the net proceeds of the Offering to continue such activities. In addition, over the next 12 months, the Company plans to spend approximately $350,000 of the Offering proceeds on marketing related activities. See "Use of Proceeds" and "Business--Research and Development" and "--Sales and Marketing."

           The Company currently has 17 full-time employees, and depending on its level of business activity, expects to hire up to 10 additional employees in the next 12 months, including marketing and sales, research and development, customer support, and administrative personnel. The Company has allocated approximately $500,000 of the net proceeds of this Offering for the recruitment and related payroll expenses for approximately 10 additional employees over the next 12-month period. See "Risk Factors--Proposed Expansion" and "Use of Proceeds."

           On August 10, 1997, the Company applied to the Israeli Investment Center pursuant to The Law for the Encouragement of Capital Investments, 1959 (the "Investment Law") to have certain of its facilities and/or assets designated as an "Approved Enterprise." The Investment Law provides that certain capital investments may, upon application to the Israeli Investment Center, be designated as an Approved Enterprise. Each certificate of approval for an Approved Enterprise relates to a specific investment program in the Approved Enterprise, delineated both by the financial scope of the investment and by the physical characteristics of the facility or asset. Should the Company's application be granted, the Company will be eligible for certain tax benefits, including a tax exemption for a period of years on undistributed income and reduced tax rates for any additional period of time and reduced dividend withholding rates. Such benefits, if granted, would relate only to taxable income attributable to the specific investment program covered by the certificate of approval granted by the Israeli Investment Center. To be eligible for such benefits, the Company must continue to meet conditions which may be set forth in the certificate of approval. If the Company were to fail to meet such conditions, it could be required to refund tax benefits already received. There can be no assurance as to the terms and conditions upon which the Company's application may be granted, if at all. Furthermore, even if the Company receives such approval, there can be no assurance that the Company will continue to meet all necessary conditions in the future.

Year 2000 Compliance

           Many currently installed computer systems and software products are coded to accept only two-digit entries. By the year 2000, these systems and products must be modified to accept four-digit entries or otherwise distinguish 21st century dates from 20th century dates. As a result, computer systems and/or software may need to be upgraded to comply with such "year 2000" requirements. The Company's technical personnel have taken the year 2000 issue into consideration in designing its software for future use in Ambient products to minimize the risk of material disruption in its systems. In addition, the Company believes that its own computer system is in compliance, and does not currently anticipate any material disruption in its operations. However, the Company does not have any information concerning the compliance status of its future suppliers and customers. In the event that any of the Company's significant suppliers or customers do not successfully achieve year 2000 compliance, the Company's business, financial condition or results of operations could be adversely effected.

                                    BUSINESS


           Ambient Corporation, a development stage company, was founded in June 1996 to design and develop advanced smart card interface technology. A smart card is a credit card-sized, plastic card equipped with an IC that contains a memory and, in its more evolved form, a microprocessor, or a "mini-computer," that stores and transfers information in electronic form. Smart cards are used in a variety of applications including (i) access to restricted areas (replacing keys and identification cards), (ii) public transportation fare collection (replacing tokens and tickets), (iii) point of sale purchases (replacing cash or credit cards at cafeterias, newsstands and related point of sale locations where speed of purchase is important), (iv) vending machines, (v) public telephones,
(vi) industrial applications such as quality control, warehousing, inventory control, distribution and warranty, and (vii) health care (replacing patients' paper files in hospitals and HMOs). Ambient Israel has four patent applications pending in the United States and Israel covering various aspects of its smart card interface design and terminal architecture. Ambient has not generated any revenues. In December 1997, the Company commenced the installation of two smart card readers at a public school in Israel where the Company plans to implement its first pilot project in February 1998 to demonstrate Ambient's technology.

           The Company is developing a contactless interface technology for multi-purpose smart cards that will be capable of storing and transferring large amounts of data in a secure environment at costs similar to typical contact-based systems. Existing smart cards depend largely on "contact" technology, requiring the card to be inserted into a terminal where a receptor clamps down on the card making precise contact with an exposed metal plate on the card's surface creating a metal-to-metal electrical connection. The Company believes that due to the disadvantages inherent in requiring contact for the transfer of information in many applications, such as slow transaction time and high terminal and card maintenance costs, the industry has produced "contactless" smart card technology, where information is transferred electronically without the need for metal-to-metal contact. Contactless smart cards currently on the market utilize inductive coupling (commonly known as "radio frequency" radiation) to transfer information. This technology creates several disadvantages, such as the potential security hazard of data interception by scanners, the lack of ease of use, since the card often must be carefully positioned over a terminal antenna at a certain angle, power limitations and environmental emissions. The Company's technology is not based on "radio frequency" radiation operating at a distance; rather, it relies on capacitive close coupling. Capacitive close coupling allows for a closed-circuit, high energy, rapid data rate connection between the card and the terminal within a relatively short range. Ambient technology enables the transmission of both data and energy over the same capacitive pads (one pad is located in each of the card and the terminal) at high rates of speed and accuracy. The Company believes that its technology will provide the following advantages over existing contact-based and contactless smart card systems: high security, quicker transaction time and low terminal maintenance due to the absence of moving parts, long card life due to rugged construction and low wear-and-tear, significantly higher levels of power and significant memory capability allowing for multi-purpose applications.

           The Company's dual goal is to become a licensor of smart card technology and a vendor of smart card systems. The Company's business strategy is: (i) to implement pilot projects that exhibit the benefits of the Ambient systems; (ii) to form strategic alliances with systems integrators, as well as individual IC, smart card and terminal manufacturers who in turn can incorporate Ambient contactless interface technology into the overall design of their smart card products; and (iii) to integrate its own smart card systems that utilize Ambient's contactless interface technology that it can market directly to end-users.




INDUSTRY BACKGROUND

           There are two basic types of smart cards, memory cards and microprocessor cards, each of which can interface between the smart card and a terminal on a contact or contactless basis. Memory cards are typically used to store and retrieve information only and do not have the capability of performing complex processing of information. Microprocessor cards are truly "smart" cards in that they contain a central processing unit within a chip which can perform a number of functions, including complex arithmetic operations required for security. Current smart card technology is based largely on contact cards and, to a lesser extent, contactless cards that utilize radio frequencies to transfer data. The Company is developing what it believes to be next generation, close coupling contactless interface technology for microprocessor cards.


            The Company estimates that in excess of 90% of all smart cards sold in 1995 were memory cards with contact interfaces used as disposable phone cards. Contact technology requires the card to be inserted into a terminal where a receptor clamps down on the card making precise contact with an exposed metal plate on the card's surface. Contact cards present several inherent disadvantages including long transaction times, relatively short card life due to corrosion of exposed metal and damage to the metal from physical abuse, such as being sat upon or housed in an over-stuffed wallet. There is also the potential for expensive terminal maintenance due to moving clamps and other parts. While contact smart cards have found broad use in high volume, cost sensitive applications such as public telephones, these cards are, in general, cumbersome and not user-friendly and systems using contact smart cards are expensive to maintain, less reliable and are too slow for many applications such as transportation. In the early 1990s, several companies developed various "contactless" smart cards, where information is transferred electronically without the need for metal-to-metal contact. Contactless smart cards currently on the market utilize radio frequencies to transfer information, creating the potential security hazard of data interception. Other disadvantages include the lack of ease of use, since the card often must be carefully positioned over a terminal antenna at a certain angle, power limitations and environmental emissions. In response to these limitations, the Company is developing its close coupling, contactless interface technology for smart cards that will be capable of storing and transferring large amounts of data in a secure environment at costs similar to typical contact-based systems. The Company believes that its technology will provide the following advantages over existing smart card systems: high security, significant memory capability, long card life due to rugged construction and low wear-and-tear, significantly higher levels of power, quicker transaction time and low terminal maintenance due to the absence of moving parts. See "--Proprietary Information."


           There are several levels of smart cards utilized for different applications. The "dumb" smart card is simply a memory card with some hard wired logic, and can only be loaded with information one time. The next level is a memory card with a simple controller upon which information can be recorded and erased many times. This memory is usually in the form of EEPROM, which can be written on and erased many times, or the more advanced flash memory products being developed by companies such as Sandisk Israel Ltd., Intel Corporation , M-Systems Ltd., and others. The heart of the truly smart card is a microprocessor with EEPROM memory that is contained within the IC. Such a smart card acts as a mini-computer, without a monitor or keyboard. This type of IC is produced by a relatively small number of chip makers. The five principal chip manufacturers comprise approximately 70% of the market. See "Risk Factors--Dependence on Manufacturers and Suppliers."
The Company intends to engage subcontractors to produce initially an ASIC of its contactless interface technology which will be integrated in a multi-chip solution with various microprocessor and memory modules. The next stage of the company's development will be to create a product line of one-chip solutions, combining on one piece of silicon the analog interface of Ambient, along with various levels of memory and microprocessors.


BUSINESS STRATEGY


           Initially, the Company plans to target its marketing efforts on "niche" markets that require the storage and transfer of large quantities of information, as well as security protocols and have a preference for contactless solutions, but cannot, for various reasons, use radio frequency cards. The Company has identified the health care, vending systems and high security access control markets for initial entry. The Company intends to target users of existing contact-based smart cards that it believes could benefit from switching to Ambient's contactless system. Using its technology, the Company recently developed a "transparent interface" with the ability to provide a contactless interface for substantially all existing contact-based smart card chips. This technology is designed to allow the existing contact-based smart card industry to convert to contactless smart cards while maintaining the existing card software, readers and system host computers, as well as the existing security software.

           In order to gain access to its targeted markets, the Company intends to enter into strategic relationships with system integrators, as well as individual IC, terminal and card manufacturers, that could integrate the Ambient contactless close coupling interface technology with their product for joint marketing and distribution of smart card systems that use Ambient technology.

           To create a market presence, the Company intends to implement pilot projects that exhibit to the public the benefits of the Ambient systems. In addition to the Ashdod Project, the Company intends to enter into discussions with other municipalities and governmental authorities in Israel and elsewhere in an effort to implement additional pilot projects. There can be no assurance that the Company will commence any additional pilot projects. In addition to demonstrating its technology, the Company believes that pilot projects will serve to provide it with valuable feedback on its technology, enabling the Company to fine-tune its systems prior to commercial marketing and application. See "Plan of Operation" and "--Pilot Projects: Ashdod."


THE AMBIENT SYSTEM

           Ambient's principal product is a smart card interface for transmitting energy and data between the terminal and the smart card. The energy and data transmission is galvanically contactless utilizing capacitive technology. Capacitive transfer technology is the result of placing plates of conductive material both on the card, which are covered in plastic, and in the terminal that act as a virtual capacitor when coming in relatively close range of each other. The Company believes that the Ambient technology will provide a reliable close coupling solution for contactless cards, combining the best attributes of both traditional contact cards and radio frequency contactless cards. The Ambient technology is designed to enable the construction of a rugged, high energy, high memory, true multi-application smart card.


           Smart cards utilizing the Ambient technology are being designed to have robust functionality without the security handicaps of radio frequency cards and the mechanical liabilities of contact cards. The Ambient system is being designed to be easily integrated with existing technology and easily adapted to any of the current IC smart cards. Moreover, Ambient's platform is designed to handle the energy requirements of future generations of smart card microprocessors and memory chips.

           The Ambient smart card system consists of smart cards and terminals that can be configured utilizing three different transaction methods:

          Insertion -- this method, much like traditional contact cards and ATM terminals, allows Ambient's smart cards to be inserted into a terminal, while maintaining the advantage of significantly lower terminal maintenance due to the absence of electrical contact and moving parts within the terminal.

          Flat Reading -- this design allows the card to simply be placed on a reader/writer terminal.

          Swiping-- this method contains a swiping terminal allowing the Ambient smart card to be swiped in substantially the same manner as the standard magnetic credit card reader, except that the Ambient card can be swiped through the terminal in any manner at any speed, still creating a capacitive connection. This transaction method significantly reduces the error rate to almost zero, since end-users will simply swipe the cards through the terminals. This method will also allow Ambient to enter the market without substantial consumer education since the swiping mechanism is already commonly used for various day-to-day transactions.

           The Company believes that the following features of the Ambient system provide it with significant advantages over existing smart cards:

          Security. As a result of the low amounts of energy capable of being transmitted through the radio waves, existing radio frequency contactless cards have limited memory capacity and lack internal microcomputers. As a consequence, many of these cards are not capable of offering high level security protocols. The transmission of sensitive financial and personal information via radio frequency is therefore subject to security leaks since the transmitted information can be intercepted or forged by a simple scanner. Ambient's capacitive information transfer method contains substantial physical security prohibiting data from being "leaked" or "listened to," which is critical for certain applications, such as health care and electronic commerce. This security is built into the hardware technology itself, as the connection between the card and terminal is a closed circuit, and attempts to listen in to the dialogue will cause the connection to be broken immediately.

          Memory capabilities. Ambient's capacitive power transfer method allows for significant memory expansion possibilities. Existing radio frequency cards supply up to several kilobytes of EEPROM memory; Ambient technology can supply up to 20 megabytes of on board EEPROM memory. Ambient is currently developing flash memory products of up to two megabytes that can fit into an ISO 7816 smart card. Memory capacity is a critical element in enabling smart cards to store large amounts of various data and be utilized as a multi-application tool.

          Rugged Construction. Existing microprocessor cards utilize standard "8-pin" contact technology, meaning that with every transaction, an electrical connection must be made between the card and the terminal. This requirement for a metal-to-metal connection is the basis for the substantial disadvantages in the standard contact smart card technology. Industry estimates view the life span of a standard contact card at 10,000 insertions, not including damage from regular wear and tear, corrosion from contact with moisture and physical damage from being sat on, played with or otherwise physically abused. Ambient cards will not contain any exposed parts as the whole card will be encased in plastic, thereby substantially reducing exposure to the wear and tear of everyday life. The Ambient smart card's rugged construction guarantees a longer card life, which lowers overall costs. This feature is especially significant considering the introduction of multi-application cards, which, it is anticipated, will be used with higher frequencies and therefore exposed to significantly more damage-inducing elements.

          Low terminal maintenance. Unlike standard contact terminals, Ambient's reader/writer terminals will not contain any moving parts or exposed electrical connections, which, it is expected, will result in lower maintenance costs, virtually trouble and vandalism free terminals, as well as the system's ability to withstand exposure from the environmental elements. The ability to leave the smart card terminal exposed to the elements is especially critical for vending, access control, public telephones and other outdoor applications.

          Faster throughput. The Company anticipates that Ambient's terminals will be available in a variety of configurations including swiping and flat reading. These configurations reduce transaction times, allowing each terminal to be used by a larger number of people per hour. Contact systems require longer transaction time since the card has to be inserted into the terminal and direct contact achieved. The time factor is critical for many applications that require quick transaction time, such as public transportation and toll roads.

          Environmental considerations. Little or no harmful radiation is emitted into the environment during transactions using the Ambient system. Radio frequency systems depend on spread spectrums that emanate from the terminals at all times, which means that radio waves are being continuously emitted from the device. This emission can lead to harmful radiation effects to the environment, as well as interference with surrounding devices that are sensitive to radio frequency waves.

PROPOSED AMBIENT SMART CARDS

           The Company intends to produce and market, along with strategic partners, three types of contactless smart cards: the Standard Card, the Secure Card and the Mega Card. As currently planned, each card will have two capacitive plates embedded on both sides to act as receivers and transmitters of energy and data between the card and reader/writer terminal, which terminal will be equipped with similar plates. These plates will be completely covered and sealed in plastic, resulting in a card without any exposed metal or galvanic electrical contact points. This configuration enables the card to be utilized in a high-speed swiping mechanism, as well as flat reading and insertion. The cards will be hermetically sealed with durable plastic lamination.

           The Ambient Standard Card -- The Ambient Standard Card will target all existing smart card applications with a special emphasis on access control, mass transit and vending applications. Mass transit and access control system managers are frequently required to choose between the slower throughput of traditional contact cards, or the lower security and unreliability of radio frequency contactless cards. The Ambient smart card is designed to offer quick throughput, high reliability and security. The Ambient contactless interface operates with swiping technology which has been proven by credit card and metro users to be a reliable and rapid means of executing a transaction. The standard card will contain limited memory and processing power and will emphasize low cost and ease of use.

           The Ambient Secure Card -- The Ambient Secure Card will incorporate all the features of the Ambient Standard Card with additional security provided by an on board crypto controller responsible for the encryption of data. The combination of an on board central processing unit ("CPU"), which allows for high-level security programs to be run directly on the card, a crypto controller and the absence of radiation and data leakage produces what the Company believes will be the most secure contactless smart card available. This card will be targeted for high security applications such as access to sensitive installations, electronic banking, high value monetary transactions and confidential data storage.

           The Ambient Mega Card -- The Ambient Mega Card will combine the security of the Ambient Secure Card with memory capacity of at least
           0.5 megabytes of flash memory. This combination will offer currently unavailable options for secure data storage applications. The Mega Card will be targeted for applications such as the health care industry. A holder will be able to carry around in a wallet all of his medical insurance information combined with his full medical history, including, depending on the card's memory capacity, x-rays, lab results, allergies, medicine sensitivities, previous illnesses and operations, E.K.G. results and any other vital information. The card's significant memory capacity (dependent upon memory chip size) will provide adequate storage for each application, from transportation, to electronic commerce, to health care, achieving a true multi-purpose card.


           The Ambient card will conform to the mechanical criteria laid out in ISO 7816-1 and ISO 10536, which are international standards regarding physical dimensions and flexibility of the card itself. The system will not comply with sections of ISO 7816 relevant to contact technology, such as positioning and dimensions of the contact itself, as they are not relevant to the Ambient card. There can be no assurance that the Company will be successful in developing any of the smart cards described herein.

PILOT PROJECTS:  ASHDOD


           The Company is currently preparing to implement the Ashdod Project, its first smart card pilot project, in February 1998, at a public school in the city of Ashdod, Israel. In December 1997, the Company installed readers in two classrooms at the public school. The project is expected to be implemented in two stages. In the first stage, readers will be installed in two classrooms and Ambient smart cards will be distributed to students in those classes. These cards are being designed to track classroom attendance. If the first stage of the trial proves successful, of which there can be no assurance, the school may elect to expand the Ashdod Project to encompass a larger portion of the school, and incorporate additional features such as using the cards for payment at the school's cafeteria, passes for transportation and access to school buildings. As of the date of this Prospectus, the Company incurred expenses of approximately $12,000 in connection with the Ashdod Project and the Company expects to incur additional minimal expenses in connection with the installation, design and operation of this system during the first stage of the Ashdod Project, plus such additional amounts that may be necessary should the school elect to expand the Ashdod Project. A formal agreement between the Ashdod municipality and the Company has not yet been formally executed.

           The Company intends to engage in discussions with other municipalities and governmental authorities in Israel and elsewhere to promote the implementation of additional pilot projects. There can be no assurance that the Company will be successful in these discussions or that any additional pilot projects will be commenced. See "Plan of Operation."


RESEARCH AND DEVELOPMENT

           The Company's research and development activities are conducted primarily in Israel through its subsidiary, Ambient Israel. The Company currently has 11 full-time employees engaged in research and development.

           The Company's research and development operations are conducted through three main departments:

          Electrical engineering -- The electrical engineering department is led by Dr. George Kaplun and is responsible for designing and developing Ambient's interface technology.

          Mechanical Engineering -- Ambient's mechanical engineers have created prototypes of the Ambient cards and terminals, and are laying the groundwork for full volume production of the Ambient system.

          Software development -- At present, Ambient's software programmers are devoted to creating the basic communication drivers that allow communication through the Ambient interface between the card and the terminal. In addition this department is responsible for creating development tools that will allow future partners to integrate existing applications with the Ambient protocols.


           The Company has made limited use of outside subcontractors from time to time, and is in the process of selecting outside developers to assist in the design and production of the proposed Ambient ASIC. The Company intends to use a portion of the proceeds of this Offering to hire experienced subcontractors to serve as project managers for chip design and production. See "Use of Proceeds."

           The Company believes that there are several advantages to centering its development efforts in Israel, including the potential for substantial government assistance from one or more of Israel's numerous incentive programs, the availability of skilled labor and significant potential tax relief. The OCS has granted Ambient Israel $95,976 for research and development as of September 30, 1997. The Ambient Israel grant from OCS is for up to 60% of certain research and development expenses for the development of products intended for export. Under the Law for the Encouragement of Industrial Research and Development, 1984 (the "Research Law"), research and development programs approved by a research committee in the OCS are eligible for grants or loans upon meeting certain criteria against payment of royalties from all revenues derived from the product developed in accordance with the program. Regulations promulgated under the Research Law generally provide for the payment of royalties ranging from 3% to 5% of all revenues derived from the products developed as a result of the research project so funded, or based on technology funded by the OCS, until 100% of the dollar-linked participation is repaid. An amendment to the royalty regulations provides that royalty payments are payable as follows: 3% of revenues during the first three years, 4% during the following three years and 5% in the seventh year and thereafter. The repaid royalties may not exceed the principal dollar value of the total grant received. The Research Law requires that the manufacture of any product developed as a result of research and development funded by the OCS be forever performed in Israel, even after all required royalty payments are made, unless special approval has been granted. It also provides that know-how from the research and development that is used to produce the product may not be transferred without the approval of the OCS. The Company believes that these restrictions and obligations will not have a material adverse effect on the operations of the Company . Further, such restrictions do not apply to exports from Israel of products developed with such technologies. From time to time the government of Israel has revised its policies regarding the availability of grants and participations and there can be no assurance that the government's support of research and development will continue. See "Risk Factors--Restrictions on Israeli Government Funding For Research and Development."

           For the Company's fiscal year ended December 31, 1996 and the nine months ended September 30, 1997, the Company's aggregate expenditures for research and development before amounts received from OCS, were $490,286. Ambient Israel filed a request with the OCS for an additional research grant. The OCI denied this request and the Company intends to appeal such decision. There can be no assurance that the Company will be successful in such appeal.

           Following the completion of the Offering, the Company plans to expand its research and development activities, including hiring up to seven additional employees for its research and development operations. Ambient has allocated $594,000 of the net proceeds of this Offering for research and development activities. See "Use of Proceeds."


SALES AND MARKETING; DISTRIBUTION

           The Company intends to center its marketing and sales operations in Jerusalem, and focus on those geographic areas where smart card acceptance is already at a high level, such as Europe, Asia, and the Middle East. The Company intends to focus initial marketing efforts on building recognition of the Ambient system. Towards that end, the Company intends to engage, at the Company's cost, in pilot projects in Israel and other locations to demonstrate its technology and participate in trade show exhibitions. The Company intends to enter the commercial market by bidding on smart card system projects. The Company also intends to market itself to systems integrators active in smart card projects, as well as individual IC, smart card and terminal manufacturers.


           The Company recently hired a sales and marketing director and has one other sales and marketing employee. Upon completion of the Offering, the Company intends to hire up to three additional full-time sales and marketing associates. The Company intends to devote $200,000 of the net proceeds of this Offering to pay the salaries of existing and additional sales and marketing personnel and to participate in trade shows to exhibit Ambient technology. See "Use of Proceeds."


           The Company plans to focus sales efforts initially on the following industries:

          Access control: The access control market consists of systems integrators who, by contract, provide security control systems for large buildings and other enclosures. Within the access control market, there is a wide spectrum of potential users, ranging from those entities requiring only limited security levels to those who require high security. Ambient intends to cover this spectrum by offering simple memory cards to the low end of the market and secure cards to the high end of the market. Secure cards will require large amounts of memory to handle biometric security and sophisticated microprocessors for encryption.


          Hotel services: Hotel service is an example of a niche market that the Company believes can benefit from a multi-application card that can serve as a room key, a stored value card for phones, vending machines and pay TV, an access control card for entry into hotel buildings and other potential applications.

          Amusement parks: Ambient management believes there is a large volume potential in stored value/access control cards for the amusement park industry. This industry is currently largely dependent on paper and coin money. Management believes that large amusement and theme parks have already begun and will continue to incorporate smart cards as "passports" to the parks, capable of payment, allowing access into and out of the park for one-day or multi-day passes, and allowing parents to grant freedom to their children by purchasing cards for their use with cash limits loaded directly onto the smart card.


          Health care: There are two separate markets within health care for smart cards, state and private health management organizations ("HMOs"), and individual hospitals. Within each of these markets, the patient paper trail is costly, time consuming, and can even lead to life threatening delays when an emergency situation arises and the patient's basic medical data is needed immediately. The Company intends to offer this industry Ambient system solutions, wherein, for example, an HMO context, each member could be issued an Ambient Standard Card containing all basic information such as blood type, allergies, and other most recent vital statistics, and in a hospital context, each admitted patient's paper records could be replaced by an Ambient Mega Card, containing all patient care notes, test results, recent EKGs and the like.

           The Company also intends to focus sales and marketing efforts on the transportation industry as well as, campus cards and multi-application cards suitable for city services and government benefit programs. There can be no assurance that the Company will be successful in these efforts. The Company's failure to successfully market its products in one or more of these industries could have a material adverse effect on the business, financial condition or results of operations of the Company.


SUPPLIERS; MANUFACTURING AND ASSEMBLY

           A smart card system consists essentially of the plastic card, within which is embedded one or more silicon ICs, and the corresponding terminal. The Company currently purchases ICs for its smart card systems in development from Motorola Corporation Inc., National Semiconductor, Inc. and other manufacturers, and purchases other components used in the assembly of its smart card systems, such as the cards and the terminal components, from other key suppliers. While the Company does not intend to produce ICs or cards itself (it intends to rely on subcontractors for such manufacture), it does plan, depending on the availability of funds, either from revenues or additional financing, of which there can be no assurance, to establish one or more factories in Jerusalem and other locations to produce Ambient sub-assemblies and, to a limited extent, smart card terminals. It is currently anticipated that Ambient's subassembly will include the IC, which will incorporate ROM, RAM and EEPROM or flash memories, plus Ambient's proprietary capacitative data and energy transmitter/receiver. At the proposed factories, the chip will be connected to the capacitive plates to form self-contained micro modules. As completed, these subassemblies will be sold to smart card manufacturers for incorporation into their cards. In the event that the Company builds up large card volume, of which there can be no assurance, Ambient plans to complete the card package itself. See "Risk Factors--Dependence on Manufacturers and Suppliers" and "Use of Proceeds."

COMPETITION AND RAPIDLY CHANGING TECHNOLOGY

           The market for smart card products is developing, intensely competitive, quickly evolving and subject to rapid technological change. Competitors may develop superior technology and products or products of similar quality for sale at lower prices. Moreover, there can be no assurance that the Company's smart card technology will not be rendered obsolete by changing technology or new industry standards. The Company expects competition to persist and increase in the future. The

Company's currently anticipated and potential competitors are primarily subsidiaries of multinational companies with established contact card and contactless smart card businesses who have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than the Company. This intense level of competition could materially adversely affect the Company's business, operating results and financial condition. See "Risk Factors--Competition" and "--New Products and Rapid Technological Change."

           Competitive factors in the industry include transaction speed, the extent and flexibility of smart card memory, security, reliability, transaction accuracy and cost. There can be no assurance that the Company will be able to compete successfully against currently anticipated or future competitors or that competitive pressures will not materially adversely affect its business, operating results and financial condition. Many of the Company's anticipated competitors have the financial resources necessary to enable them to withstand substantial price and product competition, which are expected to increase, and to implement extensive advertising and promotional programs, both generally and in response to efforts by other competitors to enter into existing markets or introduce new products. The industry is also characterized by frequent introductions of new products. The Company's ability to compete successfully will be largely dependent on its ability to anticipate and respond to various competitive factors affecting the smart card industry, including new products which may be introduced, changes in customer preferences, demographic trends, pricing strategies by competitors and consolidation in the industry where smaller companies with leading edge technologies may be acquired by larger multinational companies. See "Risk Factors--Competition."

           Radio frequency contactless cards and standard contact cards, represent the Company's primary competition. The Company believes that it will be able to compete favorably with contact cards because the Company's contactless smart cards (i) will operate at higher speeds, (ii) will not require the time and effort involved in inserting the smart card into a terminal, (iii) will use reliable electronics without moving parts, exposed contact points or magnetic stripes that can be erased by a magnetic field, and (iv) are lower in cost over the product life. The Company believes it will be able to compete favorably with current radio frequency contactless smart cards because Ambient contactless cards (i) will provide for the secure transfer of information that cannot be achieved when data is transferred over radio frequencies which are not powerful enough to sustain high level security protocols and can be intercepted with scanners, (ii) will provide significant memory expansion capabilities, enabling the Company to offer a true multi-purpose card, while radio frequency cards, by their nature, can only supply a limited EEPROM memory, and (iii) will be environmentally sound since, unlike radio frequency smart cards, radiation is not emitted during a transaction or between transactions.

           The Company believes that its main competitors over the next one to three years will be primarily companies developing and marketing contactless smartcards that depend on radio frequency radiation, such as Mikron GmbH, On Track Innovations, Ltd., Motorola, and others. In addition, the Company expects to compete with those contact card vendors who have vested interests in continuing to produce and sell contact card systems by virtue of the fact that these entities have invested large sums of money in contact card production machinery. See "Risk Factors--Competition" and "--New Products and Rapid Technological Change."

PROPRIETARY INFORMATION

           The Company relies on patents, trade secrets, trademarks, and proprietary information and non-disclosure agreements to establish and protect its proprietary rights in its technologies and planned products. Despite these precautions, it may be possible for unauthorized third parties to utilize the Company's technology or to obtain and use information that the Company regards as proprietary. The laws of some foreign countries do not protect the Company's proprietary rights in its processes and products to the same extent as the laws of the United States.


           The Company is seeking patent protection in the United States and Israel relating to various aspects of the electrical design of the card and the terminal. As of the date of this Prospectus, Ambient Israel has four patent applications pending. Two of the patent applications were filed in Israel in 1994 and 1996 and two of the patent applications were filed in the United States in 1996 and 1997. Under a certain agreement, the former Chief Scientist of Ambient Israel, Alexander Rozin, is entitled to receive, until December 2015, royalties of 20% of the Company's net profits from sales or licenses of products predominantly utilizing an electronic data communication system as described in the 1994 patent application; if the Company sells or licenses products wherein the technology is not the predominant technology, Mr. Rozin is entitled to receive royalties at a reduced rate to be agreed upon. In addition, the agreement provides that Mr. Rozin shall be paid royalties of 20% of consideration from any sale or assignment of such technology (excluding sales and assignments to affiliate companies) for an indefinite period of time. The Company has not to date utilized this technology in the development of Ambient systems and does not presently intend to do so. The agreement also entitles Mr. Rozin to receive 15% of the net profits (as defined in a certain purchase agreement) from sales of products and technology by Ambient Israel for an indefinite period of time. See "Risk Factors--Royalty Payments" and "--Uncertain Ability to Protect Patent-Pending Technology," "--Legal Proceedings" and "Management."

           In addition, the Company has a pending application on file with the Patent and Trademark Office to register Ambient as a trademark in the United States.

           The Company's competitive position is dependent upon protecting its trade secrets. The Company has developed and is continuing to develop a substantial database of information concerning its research and development and has taken security measures to protect its data. However, trade secrets are difficult to protect. In an effort to protect its trade secrets, the Company has a policy of requiring its employees, consultants, and advisors to execute non-disclosure agreements. These agreements provide that all confidential information developed or made known to an individual during the course of his relationship with the Company must be kept confidential, except in specified circumstances. There can be no assurance, however, that these agreements will provide meaningful protection for the Company's trade secrets, know-how or other proprietary information in the event of unauthorized use or disclosure of confidential information. See "Risk Factors--Uncertain Protection of Proprietary Technology and Information."

           The Company may be required to take legal action in order to defend against or assert claims of patent or trademark infringement, to enforce patents or licenses issued to the Company, to protect trade secrets or know-how owned by the Company, or to determine the scope and validity of the proprietary rights of others, and could result in substantial costs to and diversion of effort by, and may have a material adverse impact on, the Company's financial condition or results of operations. There can be no assurance that any legal action by the Company will be successful. In addition, while the Company believes that its planned products and technology do not infringe any valid patents of others, there can be no assurance that third parties will not commence legal action against the Company to enforce their alleged patent rights.

CONDITIONS IN ISRAEL

           The following information is intended to advise prospective investors of certain conditions in Israel that could affect the Company.

Political Conditions


           Since the establishment of the State of Israel in 1948, a state of hostility existed, varying as to degree and intensity, among Israel and various Arab countries. A peace agreement was signed between Israel and Egypt in 1979 and limited relations have been established. A peace treaty with the Hashemite Kingdom of Jordan was signed in 1994, ending the state of war along Israel's longest border.

           Since December 1987, civil unrest has existed in the territories which came under Israel's control in 1967. In September 1993, Israel and the Palestine Liberation Organization ("PLO") signed a Declaration of Principles outlining interim Palestinian self-government arrangements. In May 1994, Israel and the PLO signed an agreement in Cairo in which the principles of the September 1993 declaration were implemented. In accordance with this agreement, Israel has transferred the civil administration of the Gaza Strip and Jericho to the Palestinian Self-Rule Authority and the Israeli army has withdrawn from these areas. In September 1995, Israel and the PLO signed an interim agreement to further implement the principles of the September 1993 declaration. The interim agreement provides for the gradual redeployment of Israel military forces in the West Bank and the transfer of certain powers and governmental responsibilities to a Palestinian elected council.

           Despite reported progress towards peace between Israel, Arab states and the Palestinians, no prediction can be made as to whether a full resolution of these problems will ever be achieved, or as to the nature and timing of any such resolution. The permanent status arrangements between Israel and the Palestinians have yet to be determined, and peace treaties with Syria, Lebanon and other Arab states have yet to be concluded.

            Generally, all adult male citizens and permanent residents of Israel under the age of 51 are, unless exempt, obligated to perform up to 44 days of military reserve duty annually. Additionally, all such residents are subject to being called to active duty at any time under emergency circumstances. Many of the male employees of the Company are currently obligated to perform annual reserve duty. While the Company has operated effectively under these requirements in the past, no assessment can be made as to the full impact of such requirements on the Company in the future, particularly if emergency circumstances occur.

           Certain countries and companies continue to participate in a boycott of Israeli companies and others doing business in Israel or with Israeli companies. The Company does not believe that any such boycott has had a material adverse impact on the Company's current operations, but there can be no assurance that restrictive laws, policies or practices towards Israel or Israeli businesses will not have an adverse impact on the Company's business in the future.


Economic Conditions


           Israel's economy has been subject to numerous de-stabilizing factors, including a period of rampant inflation in the early to mid 1980s, low foreign exchange reserves, fluctuations in world commodity prices, military conflicts and civil unrest. For these and associated reasons, the Israeli Government has intervened in sectors of the Israeli economy, utilizing among other means, fiscal and monetary policies, import duties, foreign currency restrictions and control of wages, prices and exchange rates, and has frequently reversed or modified its policies in all these areas. There can be no assurance that the Israeli government will be successful in any attempts to keep prices and exchange rates stable. To the extent that a significant portion of the Company's business is conducted in Israel and any future revenues are collected in new Israeli shekels ("NIS"), price and exchange rate instability could have a material adverse effect on the Company. As of January 19, 1998, the reported interbank exchange rate was NIS 3.5992 to $1.00.


           Since the institution of the Israeli Economic Program in 1985, the rate of inflation, while continuing, has been significantly reduced, and the rate of devaluation has been substantially diminished. During the calendar years 1991 through 1996, the annual rates of inflation were approximately 18.0%, 9.4%, 11.2%, 14.4%, 8.1% and 10.8%, respectively. During the calendar years 1991 through 1996, Israel effected devaluations of the NIS in relation to the U.S. dollar of approximately 11.5%, 21.1%, 8.0%, 1.1%, 3.9% and 3.7%, respectively.

Trade Agreements


           Israel is a member of a number of international organizations, including the United Nations, the International Bank for Reconstruction and Development, the International Monetary Fund and the International Finance Corporation. Israel is a longstanding signatory of the General Agreement on Tariffs and Trade and is an original Member of the World Trade Organization ("WTO"), which provides for the liberalization of international trade in goods and services. Within the WTO, Israel is eligible for certain preferential treatment as a developing country, and in certain instances may be eligible for trade preferences under the Generalized System of Preferences.

           Israel has concluded free trade area ("FTA") agreements with its major trading partners, and is currently the only nation with such agreements with both the United States and the European Community ("EC"). The Israel-U.S. FTA agreement of 1985 has eliminated all tariff and certain non-tariff barriers to bilateral trade in most products. Israel has had an FTA agreement with the EC and its member states since 1975. In 1995 this became an Association agreement with the EC and its member states. In general, this agreement provides for the elimination of tariff and most non-tariff barriers to bilateral trade in industrial products and for the liberalization of trade in agricultural products. In addition, Israel has free trade agreements with the European Free Trade Association (EFTA), whose members include Switzerland, Norway, Iceland and Liechtenstein, and with Canada and the Czech and Slovak Republics, and is in the process of negotiating such agreements with other countries.

Assistance from the United States

           The State of Israel receives significant economic and military assistance from the United States, amounting to an annual average of approximately $3 billion over the last few years. In addition, in 1992, the United States approved the issuance of up to $10 billion of loan guarantees during U.S. fiscal years 1993 to 1998 to help Israel absorb a large influx of new immigrants primarily from the former Soviet Union. Under the loan guarantee program, Israel may issue up to $2 billion in principal amount of guaranteed loans each year, subject to reduction in certain circumstances. If the grants for economic and military assistance or the U.S. loan guarantees are eliminated or significantly reduced, the Israeli economy in general, and the Company in particular, could be materially adversely affected.


PROPERTIES


           Ambient Israel currently leases approximately 2,691 square feet for its executive offices and research and development facilities at the Jerusalem Technology Park in Jerusalem, Israel, at a monthly rental fee of approximately NIS 13,229, excluding VAT (approximately $3,780 as of January 19, 1998), linked to the Israeli CPI, plus maintenance fees, pursuant to a five-year lease. The lease expires March 31, 2001 and the Company has an option to extend such lease for an additional 59 months. Pursuant to certain provisions of the lease, since Ambient Israel did not receive from the Israeli government "approved enterprise" status by December 31, 1997, the Company is subject to additional retroactive payments for the period from April 1996 through such date , as well as an increase in the rental fee on a going forward basis. The amount of the retroactive payments and increase in the rental fee would be approximately
NIS 1,561 per month, subject to Israeli CPI linkage differentials, from December 1995, plus interest from January 1998 . Ambient Israel has applied for "approved enterprise" status but there can be no assurance that it will be granted. See "Plan of Operation."

           Ambient Israel intends to move to new facilities within the Jerusalem Technology Park during the first quarter of 1998. The new facilities are anticipated to be approximately 3,228 square feet at a monthly rent of approximately $7,800 (including rent, utilities, computer network, security and cleaning service), linked to Israeli CPI, pursuant to a sublease from Delta Three Inc. for an initial term of two years. The Company is seeking to sublease to a third party its current office space for the remaining lease term in an effort to recoup expenses for certain leasehold improvements made by the Company. If the Company fails to locate a sub-tenant, the Company will be relieved of its obligations under the current lease without penalty or payment. See "Certain Relationships and Related Transactions."


EMPLOYEES


           The Company presently has 17 full-time employees, of whom 11 are employed in research and development, two in sales and marketing, two in administration, and two in management, plus the Company's secretary, which is not a full-time position.


LEGAL PROCEEDINGS


           On November 12, 1997, the former chief scientist of the Company, Alexander Rozin, filed suit against Ambient Israel in the Regional Labor Court for the Jerusalem Region asserting a claim for severance and vacation pay and certain other benefits aggregating approximately NIS 70,000 (approximately $19,500), not including interest, penalties and attorneys' fees. The Company and Mr. Rozin have entered into a court approved settlement pursuant to which the Company has agreed to pay Mr. Rozin approximately NIS 70,000, subject to Israeli CPI linkage differentials, over a two month period commencing January 1, 1998. In addition, while not sought in such claim, Mr. Rozin stated in documents filed with the labor court that he believed certain officers of Ambient Israel agreed to issue to him an additional 15% of the shares of Ambient Israel in exchange for Mr. Rozin's waiver of certain royalty rights from the Company and Ambient Israel. It is unclear whether Mr. Rozin plans to assert this claim in a separate litigation in an Israeli court of proper jurisdiction. Management believes that these allegations are without merit and intends, should it become necessary, to vigorously defend against these claims. See "Risk Factors - Royalty Payments" and "Business -- Proprietary Information."

           The Company is not a party to any other material litigation that would have a material adverse effect on the Company or its business.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

           The names, ages and positions of the directors, executive officers and key employees of the Company are as follows:


Name                         Age          Position
----                         ---          --------
Jacob Davidson                28          Chairman of the Board, President, and
                                           Chief Executive Officer

Dr. Yehuda Cern               54          Chief Technical Officer

Aryeh Weinberg                40          Chief Financial Officer

Elie Wurtman                  28          Director and Secretary

Dr. George Kaplun             56          Senior Electrical Engineer

           The business experience, principal occupations and employment, as well as the periods of service, of each of the directors and executive officers of the Company during at least the last five years are set forth below.


           Jacob Davidson is a co-founder of Ambient Corporation and has been Chairman of the Board, President and Chief Executive Officer of Ambient Corporation and Ambient Israel since the Company's inception in June 1996. From 1991 to 1996, Mr. Davidson managed several high-tech start-up companies in Israel, as a venture capitalist and as a management consultant. In May 1995, Mr. Davidson co-founded Pioneer Management Corporation ("Pioneer") and has served as an officer and director thereof since such date. In May 1996, Mr. Davidson became a director of Delta Three Inc., an Internet communications company ("Delta Three"). From 1998 through 1991, Mr. Davidson was employed by the law firm of Wolf Haldenstein Adler Freeman & Herz in the securities litigation division. Mr. Davidson received a J.D. from Georgetown University Law Center in May 1994 and received both a B.A. and a B.S. from the City College of New York.

           Dr. Yehuda Cern has been Chief Technical Officer of Ambient Israel since August 1997. Dr. Cern worked at AirOptics, Inc., an infrared communications company located in Lancaster, Pennsylvania and a subsidiary of JOLT, Ltd. in Jerusalem, as Chief Operating Officer and Senior Vice President from 1996 to 1997 and as Chief Technical Officer from 1993 to 1996. From 1991 to 1993, Dr. Cern served as R&D Manager and then Chief Operating Officer of News Datacom Research Ltd., a subsidiary of News Corp. located in Israel. Dr. Cern received a B.S. degree and an M.Sc. degree in electrical engineering from Wayne State University in Detroit and a Ph.D. in medical electronics from the Weizmann Institute in Israel.

           Aryeh Weinberg has been Chief Financial Officer of Ambient Corporation and Ambient Israel since January 1997. Since February 1997, Mr. Weinberg has served as Chief Financial Officer of Delta Three. From 1980 to 1996, Mr. Weinberg, a certified public accountant, worked at

Schiller Holinsky & Garolyn P.A., a public accounting firm in the United States, becoming the audit and accounting partner there in 1991. Mr. Weinberg earned a Bachelor's degree in business administration from Towson State University in Baltimore, Maryland.


           Elie Wurtman is a co-founder of Ambient Corporation and has been Secretary and a Director of Ambient Corporation and Ambient Israel since the Company's inception in June 1996. From April 1995 to December 1996, Mr. Wurtman served as the Director of Marketing for TTR Technologies Ltd., an Israel-based software security company and wholly-owned subsidiary of the publicly owned TTR Inc. Mr. Wurtman has served as chief executive officer and a director of Delta Three since May 1, 1996. In May 1995, Mr. Wurtman co-founded Pioneer and has served as an officer and a director thereof since such date. Since 1994, Mr. Wurtman has been a managing director of a small equities trading fund in Israel and has been retained as a consultant in financial consulting and strategic marketing planning by several technology companies in Israel. Mr. Wurtman served as a commander in the Israel Defense Forces, including two years as the Commander of the Allenby Bridge tourist border crossing between Israel and Jordan. Mr. Wurtman sits on the central committee of Yisrael B'ALIYA, a new Israeli political party, and often serves as a political advisor. Mr. Wurtman holds a B.A. in political science from Columbia University and a B.A. in Talmud from the Jewish Theological Seminary.

           Dr. George Kaplun has been Senior Electrical Engineer of Ambient Israel since the Company's inception in June 1996. Dr. Kaplun is a veteran electrical engineer, with many years of experience in both the academic and development sectors. His experience includes: designing an IR System for telecommunications at OPLINK Communication Ltd., in Jerusalem; developing an automatic projection interface program at RADA Ltd., in Beit Shean; and 15 years as a Docent and Senior Lecturer, Chief Engineer and Team Manager in the computer science division for hardware development at the Polytechnic Institute in the former Soviet Union. Dr. Kaplun has received numerous patents in various electrical engineering fields and holds a Ph.D. in electronics, as well as a masters of science degree in electronic engineering from the Tel Aviv University.

           Mr. Davidson currently devotes and after the Offering expects to continue to devote approximately 75% of his time to the business of the Company. Mr. Weinberg currently devotes approximately 75% and after the Offering expects to devote 100% of his time to the business of the Company. As a director and the Secretary, Mr. Wurtman does not currently and after the Offering is not expected to devote a substantial amount of time to the daily business operations of the Company. See "Risk Factors--Chief Executive Officer Not Full Time; Potential Conflicts of Interest."

           All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Directors currently do not receive cash compensation for serving on the Board of Directors. Officers are elected annually by the Board of Directors and serve at the discretion of the Board. The Underwriter may designate a director to the Board during the three (3) year period commencing on the Effective Date. The Underwriter has not identified any director designees and does not intend to exercise this right in the immediate future.


SPECIAL ADVISOR

           The Company consults from time to time with Yuli Kosharovsky, Special Advisor to the Company, and makes arrangements from time to time with other smart card design experts to work with the Company's management and the Special Advisor. The Special Advisor assists management in identifying promising technology and reviews with management the progress of specific design projects. Mr. Kosharovsky does not receive a fee for such services, but the Company reimburses Mr. Kosharovsky for reasonable out-of-pocket expenses incurred in connection with his assistance to the Company.


           Mr. Kosharovsky has been Special Advisor to the Company since June 1996. Mr. Kosharovsky serves as a private consultant between Russian immigrant scientists and American business enterprises seeking scientific expertise. Mr. Kosharovsky holds a masters degree in radio-electronics engineering from the Ural Polytechnic Institute in Russia and completed post graduate studies in telemetrical electronics at the Sverdlovsk Scientific Research Institute of Labor and Professional Diseases in Russia. Mr. Kosharovsky is Chairman of the Board of Tekol, Ltd., a private consulting firm in Israel. Tekol, Ltd. owns 42,083 shares of Common Stock and has provided certain consulting services to the Company. See "Certain Relationships and Related Transactions."


EXECUTIVE COMPENSATION


           The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to the Company during the Company's fiscal years ended December 31, 1996 and 1997 by the Company's Chief Executive Officer. No other executive officers received compensation in excess of $100,000 during such period.


                           SUMMARY COMPENSATION TABLE

                               Annual Compensation


====================================================================================================================================
                                                   Annual Compensation                        Long-Term Compensation
------------------------------------------------------------------------------------------------------------------------------------
                                                                                           Awards                  Payouts
                                                                                  -------------------------------------------------
                                                                                                  Securities
                                                                        Other                       Under-
                                                                        Annual     Restricted       lying                 All Other
                                                                       Compen-        Stock        Options/      LTIP     Compen-
      Name and                                     Salary      Bonus   sation       Award(s)         SARs      Pay-outs   sation
  Principal Position (1)                             ($)        ($)      ($)          ($)            (#)         ($)        ($)
          (a)                          Year (b)      (c)        (d)      (e)          (f)            (g)         (h)        (i)
------------------------------------------------------------------------------------------------------------------------------------
Jacob Davidson
Chairman of the Board, President and
Chief Executive Officer                 1996      $40,000(2)    --       (1)           --           --            --        --
------------------------------------------------------------------------------------------------------------------------------------
                                        1997      $61,085(3)    --       (1)           --           --            --        --
====================================================================================================================================



(1) The above compensation figures do not include the cost to the Company of the use of automobiles leased by the Company, the cost to the Company of benefits, including premiums for life and health insurance and any other personal benefits provided by the Company to such persons in connection with the Company's business.


(2) Consists of $40,000 paid to Mr. Davidson pursuant to a consulting agreement with Ambient. See "Employment Agreements" for a description of the compensation arrangement between the Company and Mr. Davidson. See "Certain Relationships and Related Transactions."

(3) Consists of (i) $50,000 paid to Mr. Davidson pursuant to a consulting agreement with Ambient:; and (ii) $11,085 in salary payments from Ambient Israel as converted from NIS into United States dollars based on the average rate of exchange in effect during the period in 1997 that such salary was earned (approximately NIS 3.5 for every $1.00). See "Employment Agreements" for a description of the compensation arrangement between the Company and Mr. Davidson. See "Certain Relationships and Related Transactions."

           The Company did not grant any options or warrants during 1996 or 1997 to any of its executive officers. The Company does not have any long-term incentive plans for compensating its executive officers.


EMPLOYMENT AGREEMENTS


           On May 1, 1996, Messrs. Wurtman and Davidson entered into a management consulting agreement with GTI, which Ambient assumed in August 1996 in connection with the acquisition of substantially all of GTI's assets. Pursuant to such agreement, each of Messrs. Wurtman and Davidson earned $90,000 through October 1997, of which an aggregate of $5,000 has been paid. Effective as of November 1, 1997, such consulting agreements were terminated by the mutual consent of Messrs. Davidson and Wurtman and the Company. See "Certain Relationships and Related Transactions."

           As of ___________, the Company entered into a two-year employment agreement with Jacob Davidson as President and Chief Executive Officer of Ambient Corporation and Ambient Israel, with automatic one-year renewal periods, unless otherwise terminated in accordance with the terms of the agreement. The agreement provides for an annual salary of $__________ and requires Mr. Davidson to devote at least 75% of his business time to the affairs of the Company. The agreement may be terminated by the Company for cause, as defined therein. Upon Mr. Davidson's termination for any reason, other than death, disability, for cause or as a result of his voluntary resignation, he is entitled to receive an amount equal to his annual base salary during the year of termination. The agreement also prohibits Mr. Davidson from disclosing confidential information and restricts Mr. Davidson during the term of his employment and for a period of two years after termination, from engaging in a business in competition with the Company's business and from soliciting employees of the Company.

           As of August 1, 1997, Ambient Israel entered into an employment agreement with Dr. Yehuda Cern as Chief Technical Officer, which agreement may be terminated upon six weeks notice after six months of employment and three months notice after 18 months of employment. The agreement provides for a monthly salary of NIS 30,000 (subject to adjustment by mandated cost of living increases in Israel), of which the payment of NIS 10,000 per month is deferred until the earlier of (i) Ambient Israel's or Ambient's receipt of capital investments of at least $2,000,000 or (ii) December 1, 1997. Pursuant to the agreement, the Company issued to Dr.

Cern 84,167 shares of Common Stock of Ambient, which shares Dr. Cern has agreed to return to the Company if Dr. Cern terminates his employment prior to August 1, 1998. The agreement also provides that Dr. Cern shall not, for a period of two years after termination of his employment agreement, accept employment at a competitor of the Company. In addition, pursuant to an addendum to the employment agreement, Dr. Cern assigned to Ambient Israel all proprietary information developed by him or with his help during his employment.

           On January 1, 1996, Ambient Israel entered into a one-year employment agreement with George Kaplun as Senior Electrical Engineer, with automatic one-year renewal periods, unless otherwise terminated in accordance with the terms of the Agreement. The agreement provides for a monthly salary of NIS 7,000. The agreement also provides that Dr. Kaplun shall not, for a period of one year after termination of his employment agreement, accept employment with a direct competitor of the Company. In addition, under the agreement, Dr. Kaplun assigned to Ambient Israel all proprietary information developed by him or with his help during his employment.

1998 STOCK OPTION PLAN

           In January 1998, the Board of Directors adopted, subject to stockholder approval, the Company's Incentive & Non-Qualified Stock Option Plan (the "1998 Plan"). The 1998 Plan provides for the grant to qualified employees (including officers and directors) of the Company of options to purchase shares of Common Stock. A total of 250,000 shares of Common Stock have been reserved for issuance upon exercise of stock options granted under the 1998 Plan. The 1998 Plan is administered by the Board of Directors or a committee of the Board of Directors (the "Compensation Committee") whose members are not entitled to receive options under the Plan (excluding options granted exclusively for directors fees). The Compensation Committee has complete discretion to select the optionee and to establish the terms and conditions of each option, subject to the provisions of the Plan. Options granted under the Plan may or may not be "incentive stock options" as defined in Section 422 of the Internal Revenue Code ("Incentive Options") depending upon the terms established by the Compensation Committee at the time of grant, but the exercise price of options granted may not be less than 100% of the fair market value of the Common Stock as of the date of grant (110% of the fair market value if the grant is an Incentive Option to an employee who owns more than 10% of the outstanding Common Stock). Options may not be exercised more than 10 years after the grant (five years if the grant is an Incentive Option to any employee who owns more than 10% of the outstanding Common Stock). Options granted under the Plan are not transferable and may be exercised only by the respective grantees during their lifetimes or by their heirs, executors or administrators in the event of death. Under the 1998 Plan, shares subject to canceled or terminated options are reserved for subsequently granted options. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends. As of the date of this Prospectus, the Company has not granted any options under the 1998 Plan.



INDEMNIFICATION

           Pursuant to the Company's Amended and Restated Certificate of Incorporation and By-laws, officers and directors of the Company shall be indemnified by the Company to the fullest extent allowed under Delaware law for claims brought against them in their capacities as officers or directors.

Indemnification is not allowed if the officer or director does not act in good faith and in a manner reasonably believed to be in the best interests of the Company, or if the officer or director had no reasonable cause to believe his conduct was lawful. Accordingly, indemnification may occur for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

AGREEMENT WITH FORMER OFFICER OF AMBIENT ISRAEL


           In July 1997, the Company terminated the employment of Alexander Rozin as Chief Scientist of Ambient Israel. Pursuant to a certain purchase agreement between GTI and Mr. Rozin dated December 5, 1995 and assumed by the Company in connection with its purchase of GTI's assets, Mr. Rozin is entitled to receive, until December 2015, royalties of 20% of the Company's net profits (as defined in the agreement) from sales or licenses of products predominantly utilizing an electronic data communication system as described in a certain patent application; if the Company sells or licenses products wherein the predominant technology is not the technology, Mr. Rozin is entitled to receive royalties at a reduced rate to be agreed upon. In addition, the agreement provides that Mr. Rozin shall be paid royalties of 20% of consideration from any sale or assignment of such technology (excluding sales or assignments to affiliate companies) for an indefinite period of time. The Company has not to date utilized this technology in the development of Ambient systems and does not presently intend to do so. The agreement also entitles Mr. Rozin to receive 15% of the net profits (as defined in the agreement) from all sales of products and technology by Ambient Israel for an indefinite period of time. Mr. Rozin owns five percent of the outstanding capital stock of Ambient Israel. See "Risk Factors--Royalty Payments," "-- Proprietary Information" and "-- Legal Proceedings."

           On November 12, 1997, Mr. Rozin filed suit against Ambient Israel in the Regional Labor Court for the Jerusalem Region asserting a claim for severance and vacation pay and certain other benefits aggregating approximately NIS 70,000, not including interest, penalties and attorneys' fees. The Company and Mr. Rozin have entered into a court approved settlement pursuant to which the Company has agreed to pay Mr. Rozin approximately NIS 70,000 (approximately $19,500), subject to Israeli CPI linkage differentials, over a two month period commencing January 1, 1998. In addition, while not sought in such claim, Mr. Rozin stated in documents filed with the labor court that he believed certain officers of Ambient Israel agreed to issue to him an additional 15% of the shares of Ambient Israel in exchange for Mr. Rozin's waiver of certain royalty rights from the Company and Ambient Israel. It is unclear whether Mr. Rozin plans to assert this claim in a separate litigation in an Israeli court of proper jurisdiction. Management believes that these allegations are without merit and intends, should it become necessary, to vigorously defend against these claims.

                             PRINCIPAL STOCKHOLDERS


           The following table sets forth, as of the date of this Prospectus and as adjusted to reflect the sale of 525,000 shares of Common Stock offered by the Company hereby, certain information, with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table and (iv) all directors and executive officers as a group:




                                                                                                 Percentage of Outstanding
                                                                                                        Shares Owned
                                                                                          ------------------------------------------
                                                                    Amount and
                                                                    Nature of
                       Name and Address                             Beneficial                  Before             After
                    of Beneficial Owner (1)                        Ownership(2)             Offering (3)       Offering (4)
                   -----------------------                        --------------           -------------       -------------
Jacob Davidson(5) .....................................               233,049                   9.5%                 7.8%

Dr. Yehuda Cern .......................................                84,167                   3.4%                 2.8%

Aryeh Weinberg ........................................                20,000                   0.8%                 0.7%


Elie Wurtman(6) .......................................               235,646                   9.6%                 7.9%

Dr. George Kaplun .....................................                26,933                   1.1%                 0.9%

Directors and executive officers
as a group (5 persons) ................................               599,795                  24.4%                20.1%



--------------------


(1) Except as otherwise indicated, the address of each beneficial owner is c/o Ambient Israel, Jerusalem Technological Park, Building One, Malha, Jerusalem, Israel.


(2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.


(3)  Based on 2,459,333 shares outstanding.

(4)  Based on 2,984,333 shares outstanding.

     (5) Does not include 235,646 shares of Common Stock owned of record by Pioneer Management Corporation ("Pioneer"), of which Mr. Jacobson is a principal, of which shares Mr. Davidson disclaims beneficial ownership.

     (6) Includes 235,646 shares of Common Stock owned of record by Pioneer. Mr. Davidson and Mr. Wurtman each own 50% of the outstanding equity and are directors and officers of Pioneer. Pursuant to an agreement between Mr. Davidson and Mr. Wurtman, Mr. Wurtman has sole voting and investment control over the 235,646 shares of Common Stock owned of record by Pioneer and may, therefore, be deemed to be the beneficial owner of such 235,646 shares of Common Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


           On May 1, 1996, Messrs. Wurtman and Davidson entered into a management consulting agreement with GTI, which Ambient assumed in August 1996 in connection with the acquisition of substantially all of GTI's assets and liabilities. Pursuant to such agreement, each of Jacob Davidson, chairman of the board, president and chief executive officer, and Elie Wurtman, a director and secretary, earned $5,000 per month, or $90,000 through October 1997. These fees have been accruing since January 1997, except for an aggregate of $5,000 which has been paid . Effective as of November 1, 1997, such consulting agreements were terminated by the mutual consent of Messrs. Davidson and Wurtman and the Company, provided that the Company remains obligated for the accrued consulting fees to date.

           In August 1996, the Company purchased from GTI substantially all of the liabilities and assets, properties, business and goodwill of GTI, including the capital stock of GTI's subsidiary, GenTec Ltd., a corporation organized under the laws of the State of Israel, for an aggregate purchase price of $1.00. The negative book value of GTI and Gentec Ltd. at the time of the acquisition was $83,674. After the acquisition, the Company changed the name of its subsidiary from GenTec, Ltd to Ambient, Ltd. Mr. Davidson is chief executive officer and a principal stockholder of GTI. GTI has not conducted any substantial business operations since its sale to the Company of substantially all of its assets in August 1996.


           In November 1996, the Company entered into a six-month consulting agreement with Tekol, Ltd. ("Tekol"). Pursuant to this consulting agreement, Tekol managed the Company's research and development operations and oversaw the Company's government funding applications in return for $1,000 per month. Tekol also received 42,083 shares of Common Stock and a $6,000 fee for meeting certain designated funding targets set forth in the agreement. All of the outstanding capital stock of Tekol is owned by the Special Advisor to the Company. See "Management."

           The Company rents from Pioneer, on a month-to-month basis, a small office in New York City for $800 per month. Mr. Wurtman and Mr. Davidson own all of the outstanding equity and are directors and officers of Pioneer. See "Principal Stockholders."

           In September 1997, Mr. Davidson and Mr. Wurtman loaned the Company an aggregate of $25,781, at no interest, of which $12,042 has been repaid through October 1997. The Company used the proceeds from such loans for general working capital purposes. See "Use of Proceeds."


           Since January 1997, Ambient Israel has shared office space and resources, including personnel and equipment, with Delta Three pursuant to an arrangement whereby Ambient Israel has paid all of the rent, office expenses and salaries of the shared employees. Pursuant to an agreement, in December 1997, Delta Three reimbursed the Company for such costs for the 11 months ended November 30, 1997, in the aggregate amount of approximately NIS 90,000. Mr. Wurtman is chief executive officer and a director and Mr. Davidson is a director of Delta Three, and each is, directly or indirectly, a minority stockholder of Delta Three. The Company intends to invoice Delta Three for the month of December 1997. As of January 1, 1998, Ambient Israel and Delta Three entered into a cooperation agreement (the "Cooperation Agreement") pursuant to which the entities have agreed to share the expenses of resources, rent and shared employees based on their proportionate uses. On or about March 1, 1998, Ambient

Israel intends to move to new offices. Under the Cooperation Agreement, it is intended that such new office space will be leased by Delta Three, which will sublease a portion of such space to Ambient Israel for an initial term of two years at the prevailing monthly rental rate of $7,800 (including rent, utilities, computer network, security and cleaning service), linked to Israeli CPI. The Cooperation Agreement also provides for the Company to reimburse Delta Three for 30% of phone and fax expense and 50% of the cost of accounting services plus $50 per month through June 1998 and for Delta Three to reimburse the Company for 25% of its costs of rent and other office services through February 28, 1998. The Cooperation Agreement has a term of one year and is automatically renewable for additional one year periods, provided that the amounts of reimbursements and the services to be provided thereunder are subject to negotiation by the parties, in general, every six months or at otherwise specified dates provided therein. See "Business -- Property."


           All future transactions between the Company and its affiliates will be on terms no less favorable to the Company than the Company could obtain from non-affiliated third parties.

                            DESCRIPTION OF SECURITIES

COMMON STOCK


           The Company is authorized to issue 20,000,000 shares of Common Stock, $.001 par value per share, of which 2,459,333 shares are currently outstanding. Holders of shares of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There are no preemptive, subscription, conversion or redemption rights pertaining to the shares of Common Stock. Holders of shares of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors from funds legally available therefor and to share ratably in the assets of the Company available upon liquidation, dissolution or winding up. The holders of shares of Common Stock do not have cumulative voting rights for the election of directors and, accordingly, the holders of more than 50% of the shares of Common Stock are able to elect all directors. All of the outstanding shares of Common Stock are, and the Common Stock offered hereby, upon issuance and when paid for, will be duly authorized, validly issued, fully paid and non-assessable. The Company has agreed not to issue any shares of its capital stock for a period of 24 months from the date hereof without the prior written consent of the Underwriter.


PREFERRED STOCK

           The Amended and Restated Certificate of Incorporation authorizes the issuance of 5,000,000 shares of Preferred Stock, $.001 par value per share, in one or more series, with each series to have such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue Preferred

Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In addition, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company does not have any current intentions to issue any shares of Preferred Stock, there can be no assurance that the Company will not do so in the future. The Company has agreed not to issue any shares of its capital stock for a period of 24 months from the date hereof without the prior written consent of the Underwriter.


PRIOR FINANCING


           In August 1996, Ambient purchased from GTI substantially all of the liabilities and assets, properties, business and goodwill of GTI for an aggregate purchase price of $1.00. Prior to such acquisition, in December 1995, GTI issued to an investment fund a promissory note in the aggregate principal amount of $968,000, bearing interest at 10% per annum, and 650,000 shares of common stock of GTI (the "Debt Financing"). As part of Ambient's acquisition of GTI, Ambient assumed the promissory note issued in the Debt Financing. In addition, the 650,000 shares of common stock of GTI were cancelled and Ambient issued, in their place, 650,000 shares of Common Stock of Ambient. In connection with the Debt Financing, Ephod Management received a consulting fee of $66,064 and a commission in the amount of $96,800. The Company used the net proceeds from the Debt Financing that it received in connection with the acquisition of GTI for research and development activities, employee salaries and other operating expenses. The principal and accrued interest on the promissory note is due and payable in December 1998. The Company intends to use $968,000 of the net proceeds of this Offering to pay the principal on the notes issued in the Debt Financing. See "Risk Factors--Shares Eligible For Future Sale," "Use of Proceeds," and "Certain Relationships and Related Transactions."

RECENT FINANCING

           In September and October 1997, the Company sold in a private offering (the "1997 Private Placement") 13.3 units ("Units"), each Unit consisting of a promissory note in the principal amount of $30,000 bearing interest at 7% per annum and 6,000 shares of Common Stock, at a purchase price of $30,000 per Unit. The principal and accrued interest on such notes are due the earlier of March 1999, with respect to $300,000 of the notes, and April 1999, with respect to $100,000 of the notes, or the Company's consummation of an initial public offering. The gross proceeds from the 1997 Private Placement amounted to $400,000. The Company paid commissions (10%) and a non-accountable expense allowance (3%) in the aggregate amount of approximately $52,000 to the Underwriter. The Company intends to use approximately $404,600 of the net proceeds of this Offering to pay the principal and estimated accrued interest on the notes. See "Risk Factors--Shares Eligible For Future Sale" and "Use of Proceeds."


LIMITATIONS UPON TRANSACTIONS WITH "INTERESTED STOCKHOLDERS"

           Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder unless (i) prior to the date of the business combination, the transaction is approved by the board of directors of the corporation, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock, or (iii) on or after such date the business combination is approved by the board of directors and by the affirmative vote of at least
66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own), 15% or more of the corporation's voting stock. The restrictions of Section 203 do not apply, among other things, if a corporation, by action of its stockholders, adopts an amendment to its certificate of incorporation or by-laws expressly electing not to be governed by Section 203, provided that, in addition to any other vote required by law, such amendment to the certificate of incorporation or by-laws must be approved by the affirmative vote of a majority of the shares entitled to vote. Moreover, an amendment so adopted is not effective until twelve months after its adoption and does not apply to any business combination between the corporation and any person who became an interested stockholder of such corporation on or prior to such adoption. The Company's Certificate of Incorporation and By-laws do not currently contain any provisions electing not to be governed by Section 203 of the Delaware General Corporation Law. The provisions of Section 203 of the Delaware General Corporation Law may have a depressive effect on the market price of the Common Stock because they could impede any merger, consolidating takeover or other business combination involving the Company or discourage a potential acquiror or from making a tender offer or otherwise attempting to obtain control of the Company.

TRANSFER AGENT AND REGISTRAR

           The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York.

                         SHARES ELIGIBLE FOR FUTURE SALE


           Upon completion of the Offering, the Company will have 2,984,333 shares of Common Stock outstanding. Of the Common Stock to be issued and outstanding after the Offering, the 525,000 shares of Common Stock sold in the Offering will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act ("Rule 144"). The remaining 2,459,333 outstanding shares of Common Stock are "restricted securities," as that term is defined under Rule 144, and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption provided by Rule 144. Of such shares, 2,229,166 will be eligible for sale under Rule 144 commencing 90 days after the consummation of the Offering, 20,000 shares will be eligible for resale under Rule 144 commencing March 1998, 84,167 shares will be eligible for resale under Rule 144 commencing August 1998, 66,000 shares will be eligible for resale under Rule 144 commencing September 1998, 20,000 shares will be eligible for resale under Rule 144 commencing October 1998 and 40,000 shares will be eligible for resale under Rule 144 commencing November 1998. However, all of the Company's officers, directors and shareholders have agreed not to sell their shares for a period of 18 months from the date of this Prospectus without the express written consent of the Underwriter. No prediction can be made as to the effect that future sales of Common Stock, or the availability of shares of Common Stock for future sales, will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the future sale of its equity securities. See "Risk Factors--Shares Eligible for Future Sale" and "Principal Stockholders."

           In general, under Rule 144, as currently in effect, a person, including an "affiliate" of the Company as defined under the Securities Act, (or persons whose shares are aggregated), who for at least one year has beneficially owned restricted securities acquired directly or indirectly from the Company or an affiliate of the Company in a private transaction, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or the average weekly trading volume during the four calendar weeks preceding the day notice is given to the Securities and Exchange Commission with respect to such sale. A person (or persons whose shares are aggregated) who is not an affiliate and has not been an affiliate of the Company at any time during the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least two years is entitled to sell such shares pursuant to subparagraph (k) of Rule 144 without regard to the volume limitations described above.

           Prior to this Offering, there has been no public trading market for the Common Stock, and there can be no assurance that a regular trading market will develop after the Offering, or that if developed, that it will be sustained. In addition, no prediction can be made as to the effect, if any, that any market sales of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of shares of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

                                  UNDERWRITING


           Subject to the terms and conditions of the Underwriting Agreement between the Company and the Underwriter (the "Underwriting Agreement"), the Underwriter has agreed to purchase from the Company and the Company has agreed to sell to the Underwriter, 525,000 Shares offered hereby on a "firm commitment" basis, if any are purchased.


           The Shares offered hereby are being offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part.

           The Underwriter has advised the Company that it proposes to offer the Shares to the public at the initial public offering price as set forth on the cover page of this Prospectus and that it may allow to certain dealers who are NASD members concessions not to exceed $_______ per Share of which not in excess of $_______ per Share may be reallowed to other dealers who are members of the NASD. After the Offering, the public offering price, concession and reallowance may be changed by the Underwriter.


           The Company has granted an option to the Underwriter, exercisable during the forty-five (45) day period from the date of this Prospectus, to purchase up to a maximum of 78,750 additional Shares of Common Stock at the initial public offering price, less the underwriting discount, to cover over-allotments, if any.


           The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriter against certain liabilities in connection with the Registration Statement, including liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be provided to officers, directors or persons controlling the Company, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy and is therefore unenforceable.

           The Company has agreed to pay to the Underwriter a non-accountable expense allowance equal to three percent (3%) of the gross proceeds derived from the sale of the Shares offered hereby, including any Shares purchased pursuant to the Over-allotment Option.


           The Company has agreed to sell to the Underwriter, or to its designees, for an aggregate purchase price of $52.50, warrants (the "Underwriter's Warrant") to purchase up to an aggregate of 52,500 Shares of Common Stock. The Underwriter's Warrant shall be exercisable during a four (4) year period commencing one (1) year from the Effective Date. The Underwriter's Warrant may not be assigned, transferred, sold or hypothecated by the Underwriter until twelve (12) months after the Effective Date, except to officers of the Underwriter or to officers and partners of the selling group members in this Offering. The Underwriter's Warrant grants to the holders thereof certain piggyback and demand registration rights for a period of five years from the Effective Date. The Underwriter's Warrant is exercisable at 165% of the initial public offering price of the Shares. The exercise of the Underwriter's Warrant and the number of shares of Common Stock covered thereby are subject to adjustment in certain events to prevent dilution.

           Pursuant to the Underwriting Agreement, the Company has agreed not to issue shares of its capital stock or options, warrants or other securities convertible into shares of its capital stock (other than shares issuable upon exercise of options to be granted under the 1998 Plan) for a period of 24 months from the date of this Prospectus. In addition, the officers, directors and shareholders of the Company have agreed not to sell, assign or transfer any of the Shares held by them without the Underwriter's prior written consent for a period of 18 months from the Effective Date.


           The Underwriter may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum. Syndicate covering transactions involve purchases of the Company's securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than they would otherwise be in the absence of such transactions.


           The Underwriter may designate a director to the Board during the three (3) year period commencing on the Effective Date. The Underwriter has not identified any director designees and does not intend to exercise this right in the immediate future.


           The Underwriter has informed the Company that no sales will be made to any account over which the Underwriter exercises discretionary authority.

           The foregoing is a summary of certain provisions of the Underwriting Agreement and the Underwriter's Warrant which have been filed as exhibits hereto.

           As part of the Underwriting Agreement, the Company will enter into a two-year financial consulting agreement with the Underwriter commencing as of the Effective Date for an aggregate fee of $100,000, payable in full upon the consummation of the Offering.

           Prior to the Offering, there has been no public market for the Shares. The initial public offering price of the Shares has been determined by negotiations between the Company and the Underwriter. Among the factors considered in the negotiations were areas of activity in which the Company is engaged, the present state of the Company's business, the Company's financial condition, the Company's prospects, an assessment of management, and the general condition of the securities market at the time of this Offering. The public offering price of the Shares does not necessarily bear any relationship to the assets, earnings, book value or any other criteria of value applicable to the Company.

           The Company anticipates that, upon completion of the Offering, the Common Stock will be quoted on the OTC Bulletin Board under the symbol "AMBT," but there can be no assurance that an active trading market will develop, or if developed, be sustained. The Underwriter intends to make a market in all of the publicly-traded securities of the Company. See "Risk Factors--Inexperienced Underwriter."

           The Underwriter has been actively engaged in the securities brokerage and investment banking business since 1994. However, the Underwriter has engaged in only limited underwriting activities, and this Offering is only the second public offering in which the Underwriter has acted as the sole or managing underwriter. The Underwriter has limited experience acting as a member of a syndicate in underwritten offerings. There can be no assurance that the Underwriter's limited experience as an underwriter of public offerings will not adversely affect the proposed public offering of the Shares or the subsequent development of a trading market for the Company's securities. Therefore, purchasers of the securities offered hereby may suffer a lack of liquidity in their investment or a material diminution of the value of their investment. See "Risk Factors -- Underwriter's Limited Underwriting Experience."


                                  LEGAL MATTERS

           The legality of the securities offered by this Prospectus will be passed upon for the Company by Baer Marks & Upham LLP, New York, New York. In addition, certain other matters in connection with this Offering with respect to Israeli law will be passed upon for the Company by Ephraim Abramson & Company. Certain legal matters will be passed upon for the Underwriter by Bernstein & Wasserman, LLP, New York, New York.

                                     EXPERTS


           The audited consolidated financial statements of Ambient Corporation for the fiscal year ended December 31, 1996 included in this Prospectus and elsewhere in the Registration Statement have been audited by Luboshitz, Kasierer & Co., Member Firm of Andersen Worldwide, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. Reference is made to said report which includes an explanatory fourth paragraph with respect to the Company's ability to continue as a going concern.


                              AVAILABLE INFORMATION

           The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 including all amendments thereto (the "Registration Statement") under the Securities Act with respect to the Securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulation of the Commission. For further information with respect to the Company and the Offering, reference is made to the Registration Statement, including the exhibits filed therewith. The Registration Statement may be inspected and copies may be obtained from the Public Reference Section at the Commission's principal office, located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at the Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611, and the Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048, upon payment of the fees prescribed by the Commission. The Registration Statement has been filed electronically with the Commission. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, at http://www.sec.gov. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and where the contract or other document has been filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by such reference to the applicable document filed with the Commission.

                              AMBIENT CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                                    CONTENTS

                                                                                                           PAGE
                                                                                                        ----------

Report of Independent Public Accountants..............................................................         F-2
Consolidated Financial Statements
     Consolidated Balance Sheet.......................................................................         F-3
     Consolidated Statement of Operations.............................................................         F-4
     Consolidated Statement of Changes in Shareholders' Deficiency....................................         F-5
     Consolidated Statement of Cash Flows.............................................................         F-6
     Notes to the Consolidated Financial Statements...................................................     F-7-F-9

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the shareholders of
AMBIENT CORPORATION


     We have audited the accompanying consolidated balance sheet of Ambient Corporation (a development stage company) and subsidiary as of December 31, 1996, and the related consolidated statement of operations, changes in shareholders' deficiency and cash flows for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ambient Corporation and subsidiary as of December 31, 1996, and the results of their operations and their cash flows for the year ended December 31, 1996, in conformity with accounting principles generally accepted in the United States.


     As discussed in Note 1 to the consolidated finical statements, the Company is in the development stage and its continued existence is dependent on obtaining additional financing for product development and commercialization. The Company incurred a net loss in 1996 and anticipates that it will continue to incur losses for some time. These matters raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.


                                          LUBOSHITZ, KASIERER & CO.
                                          Member Firm of Andersen Worldwide


Tel-Aviv, May 8, 1997

                              AMBIENT CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET


                                                                                                       DECEMBER 31,
                                                                                               NOTE        1996
                                                                                               ----    ------------

                                           ASSETS
Current Assets:
     Cash and cash equivalents..............................................................            $  104,322
     Restricted cash........................................................................   (3)          30,000
     Receivables and prepaid expenses.......................................................                36,232
     Due from shareholders..................................................................                 2,229
                                                                                                       ------------
          Total current assets..............................................................               172,783
                                                                                                       ------------
Property and Equipment......................................................................   (4)
     Cost...................................................................................               193,590
     Less -- accumulated depreciation.......................................................                19,166
                                                                                                       ------------
                                                                                                           174,424
                                                                                                       ------------
Deposits for Severance Pay..................................................................   (7)           8,927
                                                                                                       ------------
          Total assets......................................................................            $  356,134
                                                                                                       ------------
                                                                                                       ------------
                          LIABILITIES AND SHAREHOLDERS' DEFICIENCY
Current Liabilities:
     Current maturities of long-term bank loan..............................................            $   12,565
     Accounts payable.......................................................................                20,324
Other current liabilities...................................................................   (5)          59,354
                                                                                                       ------------
          Total current liabilities.........................................................                92,243
                                                                                                       ------------
Long-Term Liabilities:
     Loans from shareholders................................................................   (6)         936,041
     Loan from bank.........................................................................                 6,283
     Accrued severance pay..................................................................   (7)          13,333
                                                                                                       ------------
          Total long-term liabilities.......................................................               955,657
                                                                                                       ------------
          Total liabilities.................................................................             1,047,900
                                                                                                       ------------
Shareholders' Deficiency:
     Common stock of $0.001 par value; authorized 20,000,000 shares; issued and outstanding
      2,229,166 shares......................................................................   (9)           2,229
     Deficit accumulated during the development stage.......................................              (693,995)
                                                                                                       ------------
          Total shareholders' deficiency....................................................              (691,766)
                                                                                                       ------------
     Total liabilities and shareholders' deficiency.........................................            $  356,134
                                                                                                       ------------
                                                                                                       ------------


    The accompanying notes are an integral part of the financial statements.

                              AMBIENT CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENT OF OPERATIONS


                                                                                                   FOR THE YEAR
                                                                                                       ENDED
                                                                                                 DECEMBER 31, 1996
                                                                                                 -----------------

Research and development expenses.............................................................      $   244,466
Less -- participation by the Chief Scientist of the State of Israel (Note 10).................           95,976
                                                                                                 -----------------
                                                                                                        148,490
                                                                                                 -----------------
Operating, general and administrative expenses................................................          434,735
                                                                                                 -----------------
          Operating loss......................................................................          583,225
Financing expenses, net.......................................................................          110,770
                                                                                                 -----------------
          Net loss............................................................................      $  (693,995)
                                                                                                 -----------------
                                                                                                 -----------------
Net loss per share............................................................................        $(0.32)
                                                                                                 -----------------
                                                                                                 -----------------
Weighted average number of shares outstanding.................................................        2,156,548
                                                                                                 -----------------
                                                                                                 -----------------


    The accompanying notes are an integral part of the financial statements.

                              AMBIENT CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
               CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIENCY


                                                                                            DEFICIT
                                                                                          ACCUMULATED
                                                                                          DURING THE
                                                                   NUMBER       SHARE     DEVELOPMENT
                                                                  OF SHARES    CAPITAL       STAGE         TOTAL
                                                                  ---------    -------    -----------    ---------

Issuance of common stock in July 1996(1).......................   2,028,833    $ 2,029     $  --         $   2,029
Issuance of common stock in September 1996(2)..................       5,000          5        --                 5
Issuance of common stock in October 1996(3)....................     195,333        195        --               195
Net loss for the year ended December 31, 1996..................      --          --         (693,995)     (693,995)
                                                                  ---------    -------    -----------    ---------
Balance as of December 31, 1996................................   2,229,166    $ 2,229     $(693,995)    $(691,766)
                                                                  ---------    -------    -----------    ---------
                                                                  ---------    -------    -----------    ---------


------------


(1) A group of private investors and Company officers.



(2) A Company employee.



(3) A group of private investors and Company employees.


    The accompanying notes are an integral part of the financial statements.

                              AMBIENT CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                                                    FOR THE YEAR
                                                                                                       ENDED
                                                                                                    DECEMBER 31,
                                                                                                        1996
                                                                                                 ------------------

Cash flows from operating activities
     Net loss.................................................................................       $ (693,995)
     Adjustments to reconcile net loss to net cash used in operating activities...............         --
       Items not involving cash flows:
          Depreciation........................................................................           19,166
          Accrued interest on loans from shareholders.........................................           51,441
          Severance pay, net..................................................................            4,406
       Changes in operating assets and liabilities:
          Increase in receivables and prepaid expenses........................................          (36,232)
          Increase in accounts payable........................................................           20,324
          Increase in other current liabilities...............................................           59,354
                                                                                                 ------------------
               Net cash used in operating activities..........................................         (575,536)
                                                                                                 ------------------

Cash flows from investing activities
     Purchase of property and equipment.......................................................         (193,590)
     Restricted cash..........................................................................          (30,000)
                                                                                                 ------------------
               Net cash used in investing activities..........................................         (223,590)
                                                                                                 ------------------

Cash flows from financing activities
     Receipt of loans from shareholders, net..................................................          884,600
     Receipt of loan from bank................................................................           18,848
                                                                                                 ------------------
               Net cash provided by financing activities......................................          903,448
                                                                                                 ------------------
Net increase in cash and cash equivalents.....................................................          104,322
Cash and cash equivalents beginning of period.................................................         --
                                                                                                 ------------------
Cash and cash equivalents end of period.......................................................       $  104,322
                                                                                                 ------------------
                                                                                                 ------------------
Interest paid.................................................................................       $    1,428
                                                                                                 ------------------
                                                                                                 ------------------


    The accompanying notes are an integral part of the financial statements.

                              AMBIENT CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- GENERAL

     A. Ambient Corporation (the 'Company'), a development stage company, was founded in June 1996 to design and develop advanced smart card interface technology. A smart card is a credit card-sized plastic card equipped with an integrated circuit that can store and transfer information in electronic form. The Company has not generated revenues. In September 1997, the Company commenced the installation of smart card terminals at a public school in Israel where the Company plans to launch its first pilot project to demonstrate its technology.


     In August 1996, the Company purchased substantially all of the assets and liabilities of Gen Technologies, Inc., a smart card research and development company, at their approximate book value, including the capital stock of GenTec Ltd., the subsidiary. The financial statements include the activities of Gen Technologies, Inc., since January 1996. In November 1996, the Company changed the name of its subsidiary to Ambient Ltd.


     The Company incurred a net loss in 1996 and anticipates that it will continue to incur losses for some time. The Company's continued existence is dependent on obtaining additional financing for product development and commercialization from its shareholders and outside sources. These matters raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. The Company intends to raise additional capital through a private placement and an initial public offering in 1997. In addition, the Company is applying to receive additional funding for its research and development from the chief scientist of the government of Israel.

     B. The accompanying consolidated financial statements have been prepared in U.S. dollars, as the currency of the primary's economic environment in which the operations of the Company and its subsidiary are conducted is the U.S. dollar.

     Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are remeasured into U.S. dollars in accordance with the principles identical to those set forth in Statement No. 52 of the Financial Accounting Standards Board of the United States ('FASB'), as follows:

          Monetary items -- at the current exchange rate at balance sheet date.

          Nonmonetary items -- at historical exchange rates.

          Income and expenditure items -- at exchange rates current as of date of recognition of those items (excluding depreciation and other items deriving from nonmonetary items).

     C. The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 -- ACCOUNTING POLICIES

     The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States. The significant accounting policies followed in the preparation of the financial statements are:

A. CASH AND CASH EQUIVALENTS

     All highly liquid investments with an original maturity of three months or less are considered cash equivalents.

                              AMBIENT CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

B. PROPERTY AND EQUIPMENT

     These assets are presented at cost. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets, ranging as follows:

                                                                                     YEARS
                                                                                  ------------

Furniture and office equipment.................................................   14(mainly)
Machinery and equipment........................................................    7
Motor vehicles.................................................................    7
Leasehold improvements.........................................................    5
Computers......................................................................    4

C. LOSS PER SHARE

     Loss per share is computed based on the weighted average number of ordinary shares outstanding during the period. Retroactive recognition has been given in the calculation of loss per share, using the treasury stock method, to shares granted in the twelve-month period preceding the Company's initial public offering for consideration below the initial public offering price per Ordinary share, although the effect is antidilutive.

NOTE 3 -- RESTRICTED CASH

     The Company has a $30,000 line of credit from a bank in Israel for which the Company agreed to maintain a compensating balance of $30,000 which is restricted for a period of up to one year. As of December 31, 1996 the amount of credit utilized was not material.

NOTE 4 -- PROPERTY AND EQUIPMENT

Computers.........................................................................   $ 45,306
Machinery and equipment...........................................................     45,500
Furniture and office equipment....................................................     37,255
Leasehold improvements............................................................     32,930
Motor vehicle (*).................................................................     32,599
                                                                                     --------
                                                                                      193,590
Less -- accumulated depreciation..................................................     19,166
                                                                                     --------
Net book value....................................................................   $174,424
                                                                                     --------
                                                                                     --------

------------

*  Motor vehicle is pledged as collateral for a bank loan.

NOTE 5 -- OTHER CURRENT LIABILITIES

Accrued salaries and related expenses..............................................   $23,354
Accrued expenses and others........................................................    36,000
                                                                                      -------
                                                                                      $59,354
                                                                                      -------
                                                                                      -------

NOTE 6 -- LOANS FROM SHAREHOLDERS


     Loans received from shareholders bear interest of 10% per annum and mature on December 1, 1998. The loan balance includes accrued interest amounting to $51,441. Upon receipt of the loan, the

                              AMBIENT CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


Company was charged a commission of $96,800, which is amortized over the expected loan repayment period (unamortized balance at December 31, 1996 -- $48,400).


NOTE 7 -- SEVERANCE PAY

     The Company's liability for severance pay to its employees is principally covered by monthly deposits with a severance pay fund. The balance of the Company's liability for severance pay, in excess of the amounts funded, is reflected in the accrual for severance pay.


NOTE 8 -- COMMITMENTS AND CONTINGENCIES


     A. In connection with its research and development, the Company received participation payments from the Office of the Chief Scientist of the Government of Israel in the total amount of $95,976 in 1996. In return for the participation, the Company is committed to pay royalties at a rate of 3% - 5% of sales of the developed product, up to 100% of the amount of grants received.

     B. The Company is committed to pay a shareholder of the subsidiary royalties, in connection with technology transferred by him to the Company, at rates of 15% - 20% of net sales less the cost of components as defined in an agreement with the shareholder.


     C. Ambient Israel currently leases office space in Jerusalem. Pursuant to certain provisions of the lease, if Ambient Israel does not receive from the Israeli government 'Approved Enterprise' status, the Company will be subject to additional retroactive payments for the period from January 1, 1997 through the date of such rejection, as well as an increase in the rental fee. The amount is expected to be immaterial.


NOTE 9 -- SHARE CAPITAL

     Authorized share capital -- 20,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. Issued and outstanding -- 2,229,166 shares of common stock, $0.001 par value per share.

NOTE 10 -- TAXES ON INCOME

     Carryforward losses for tax purposes approximate reported losses. Due to the uncertainty of realizing the benefit of the loss carryforwards, a valuation allowance for the related deferred tax assets has been recorded.

     The Company's subsidiary in Israel is subject to the Income Tax Law (Inflationary Adjustments), 1985, measuring income on the basis of changes in the Israeli Consumer Price Index.

NOTE 11 -- TRANSACTIONS WITH RELATED PARTIES

     Transactions with related parties for the period ended December 31, 1996, are as follows:

Consulting fees.........................................................   $164,863
Rent....................................................................   $  9,600

                              AMBIENT CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                                    CONTENTS

                                                                                                           PAGE
                                                                                                       -------------

Condensed Interim Consolidated Financial Statements (unaudited)
     Consolidated Balance Sheet.....................................................................       F-11
     Consolidated Statements of Operations..........................................................       F-12
     Consolidated Statements of Changes in Shareholders' Deficiency.................................       F-13
     Consolidated Statements of Cash Flows..........................................................       F-14
     Notes to the Interim Consolidated Financial Statements.........................................       F-15

                              AMBIENT CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)



                                                                                                      SEPTEMBER 30,
                                                                                                          1997
                                                                                                      -------------

                                              ASSETS
     Current assets
          Cash and cash equivalents................................................................    $    98,922
          Restricted cash..........................................................................         30,000
          Receivables and prepaid expenses.........................................................         25,058
                                                                                                      -------------
               Total current assets................................................................        153,980
                                                                                                      -------------
     Property and equipment
          Cost.....................................................................................        222,291
          Less -- accumulated depreciation.........................................................         46,971
                                                                                                      -------------
                                                                                                           175,320
                                                                                                      -------------
     Deposits for severance pay....................................................................          9,532
                                                                                                      -------------
               Total assets........................................................................    $   338,832
                                                                                                      -------------
                                                                                                      -------------
                             LIABILITIES AND SHAREHOLDERS' DEFICIENCY
     Current liabilities
          Current maturities of long-term bank loan................................................    $     9,132
          Accounts payable.........................................................................         59,186
          Short-term loans from related parties....................................................         25,781
          Other current liabilities................................................................        152,586
                                                                                                      -------------
               Total current liabilities...........................................................        246,685
                                                                                                      -------------
     Long-term liabilities
          Loans from shareholders..................................................................      1,079,641
          Long-term loan (Note 2)..................................................................        122,400
          Long-term notes (Note 3).................................................................         60,000
          Severance pay............................................................................         19,939
                                                                                                      -------------
               Total long-term liabilities.........................................................      1,281,980
                                                                                                      -------------
               Total liabilities...................................................................      1,528,665
                                                                                                      -------------
Shareholders' deficiency
     Common stock of $0.001 par value -- authorized 20,000,000 shares; issued and outstanding
      2,399,333 shares.............................................................................          2,399
     Additional paid in capital....................................................................        650,602
     Deferred compensation.........................................................................       (305,557)
     Deficit accumulated during the development stage..............................................     (1,537,277)
                                                                                                      -------------
               Total shareholders' deficiency......................................................     (1,189,833)
                                                                                                      -------------
               Total liabilities and shareholders' deficiency......................................    $   338,832
                                                                                                      -------------
                                                                                                      -------------


    The accompanying notes are an integral part of the financial statements.

                              AMBIENT CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)



                                                                                                                      CUMULATIVE
                                                                       FOR THE NINE MONTHS   FOR THE NINE MONTHS         FROM
                                                                              ENDED                 ENDED          INCEPTION UNTIL
                                                                          SEPTEMBER 30         SEPTEMBER 30,         SEPTEMBER 30,
                                                                              1997                   1996                1997
                                                                       -------------------    ---------------      ---------------

Research and development expenses....................................       $ 245,820           $ 165,819            $   490,286
Less -- Participation by the Chief Scientist of the State of Israel..        --                    25,229                 95,976
                                                                           ----------           ---------            -----------
                                                                              245,820             140,590                394,310
                                                                           ----------           ---------            -----------
Operating, general and administrative expenses........................        488,103             368,327                922,838
                                                                           ----------           ---------            -----------
     Operating loss...................................................       (733,923)           (508,917)            (1,317,148)
                                                                           ----------           ---------            -----------
Financing expenses, net...............................................        109,359              47,949                220,129
                                                                           ----------           ---------            -----------
     Net loss.........................................................      $(843,282)          $(556,866)           $(1,537,277)
                                                                           ----------           ---------            -----------
                                                                           ----------           ---------            -----------
Net loss per share....................................................       $(0.36)             $(0.27)
                                                                           ----------           ---------
                                                                           ----------           ---------
Weighted average number of shares outstanding.........................      2,358,959           2,029,389
                                                                           ----------           ---------
                                                                           ----------           ---------


    The accompanying notes are an integral part of the financial statements.

                              AMBIENT CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
         CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIENCY
                                  (UNAUDITED)



                                                                                           DEFICIT
                                                                                         ACCUMULATED
                                                             ADDITIONAL                  DURING THE
                                       NUMBER OF    SHARE     PAID IN       DEFERRED     DEVELOPMENT
                                        SHARES     CAPITAL    CAPITAL     COMPENSATION      STAGE         TOTAL
                                       ---------   -------   ----------   ------------   -----------   -----------

Balance as of January 1, 1997........  2,229,166   $ 2,229    $ --         $  --         $  (693,995)  $  (691,766)
Issuance of common stock in March
  1997(1)............................     20,000        20      50,000        --             --             50,020
Issuance of common stock in August
  1997(2)............................     84,167        84      --            --             --                 84
Issuance of common stock in September
  1997(3)............................     60,000        60     546,002        --             --            546,062
Issuance of common stock in September
  1997(4)............................      6,000         6      54,600        --             --             54,606
Deferred compensation................     --         --         --           (386,668)       --           (386,668)
Amortization of deferred
  compensation.......................     --         --         --             81,111        --             81,111
Net loss.............................     --         --         --            --            (843,282)     (843,282)
                                       ---------   -------   ----------   ------------   -----------   -----------
Balance as of September 30, 1997.....  2,399,333   $ 2,399    $650,602     $ (305,557)   $(1,537,277)  $(1,189,833)
                                       ---------   -------   ----------   ------------   -----------   -----------
                                       ---------   -------   ----------   ------------   -----------   -----------


------------


(1) Issuance to a Company officer.



(2) Issuance to a Company officer.



(3) Issuance to a group of private investors.



(4) Issuance to a consultant.


    The accompanying notes are an integral part of the financial statements.




                                                                                             DEFICIT
                                                                                           ACCUMULATED
                                                               ADDITIONAL                  DURING THE
                                         NUMBER OF    SHARE     PAID IN       DEFERRED     DEVELOPMENT
                                          SHARES     CAPITAL    CAPITAL     COMPENSATION      STAGE        TOTAL
                                         ---------   -------   ----------   ------------   -----------   ---------

Balance as of January 1, 1996..........     --       $ --       $ --         $  --          $  --        $  --
Issuance of common stock in July
  1996(1)..............................  2,028,833     2,029                    --             --            2,029
Issuance of common stock in September
  1996(2)   ...........................      5,000         5      --            --             --                5
Net loss...............................     --         --         --            --           (556,866)    (556,866)
                                         ---------   -------   ----------   ------------   -----------   ---------
Balance as of September 30, 1996.......  2,033,833   $ 2,034      --            --          $(556,866)   $(554,832)
                                         ---------   -------   ----------   ------------   -----------   ---------
                                         ---------   -------   ----------   ------------   -----------   ---------

------------

(1) A group of private investors and Company officers.

(2) Issuance to a Company employee.

    The accompanying notes are an integral part of the financial statements.

                              AMBIENT CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)



                                                                                                                      CUMULATIVE
                                                                                                                          FROM
                                                                                      FOR THE NINE    FOR THE NINE     INCEPTION
                                                                                      MONTHS ENDED    MONTHS ENDED        UNTIL
                                                                                      SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                                                                          1997            1996            1997
                                                                                      -------------   ------------   -------------

Cash flows from operating activities:
     Net loss......................................................................     $(843,282)     $(556,866)     $(1,537,277)
     Adjustments to reconcile net loss to net cash used in operating activities
          Items not involving cash flows:
               Depreciation and amortization.......................................       168,916         13,691          188,082
               Severance pay, net..................................................         6,001         10,000           10,407
               Accrued interest on loans from shareholders.........................        72,600         31,500          124,041
               Accrued interest on long-term loan..................................         2,400          --               2,400
          Changes in operating assets and liabilities:
               Decrease (increase) in receivables and prepaid expenses.............        11,228       (152,206)         (25,004)
               Increase in accounts payable........................................        38,862         28,767           59,186
               Increase in other current liabilities...............................        93,232         91,556          152,586
                                                                                      -------------   -----------     -------------
                    Net cash used in operating activities:.........................      (450,043)      (533,558)      (1,025,579)
                                                                                      -------------   -----------    -------------
Cash flows from investing activities:
     Purchase of property and equipment............................................       (28,701)      (179,827)        (222,291)
     Restricted cash...............................................................       --              --              (30,000)
                                                                                      -------------   -----------    -------------
                    Net cash used in investing activities..........................       (28,701)      (179,827)        (252,291)
                                                                                      -------------   -----------    -------------
Cash flows from financing activities:
     Issuance of share capital.....................................................         2,279          --               2,279
     Issuance of long-term notes...................................................       300,000          --             300,000
     Receipt of loans from shareholders, net.......................................        35,000        860,400          919,600
     Receipt of long-term loan.....................................................       120,000          --             120,000
     Receipt (repayment) of loan from bank.........................................        (9,716)        21,825            9,132
     Receipt of short-term loans...................................................        25,781          --              25,781
                                                                                      -------------   -----------    -------------
                    Net cash provided by financing activities......................       473,344        882,225        1,376,792
                                                                                      -------------   -----------    -------------
Increase (decrease) in cash and cash equivalents...................................        (5,400)       168,840           98,922
Cash and cash equivalents, beginning of period.....................................       104,322          --             --
                                                                                      -------------   -----------    -------------
Cash and cash equivalents, end of period...........................................     $  98,922       $168,840      $    98,922
                                                                                      -------------   -----------    -------------
                                                                                      -------------   -----------    -------------


    The accompanying notes are an integral part of the financial statements.

                              AMBIENT CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO THE CONDENSED INTERIM
                       CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1 -- GENERAL

     The accompanying condensed interim financial statements have been prepared in accordance with generally accepted accounting principles relating to the provision of interim financial information. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine month period ended September 30, 1997, are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. For further information, refer to the financial statements and notes for the period ended December 31, 1996.

NOTE 2 -- LONG-TERM LOAN

     The loan was received in June 1997. The loan bears interest of 8% per annum and is repayable from the proceeds of the Company`s initial public offering. The balance as of September 30, 1997, includes accrued interest of $2,400.

NOTE 3 -- LONG-TERM NOTES

     The Company issued in September 1997 long-term notes amounting to $300,000 and 60,000 common shares in a private placement. The notes bear interest at 7% per annum and are repayable at the earliest of March 1999 or at the Company's initial public offering (see Note 4).


     The notes are presented net of a discount of $240,000 attributed to the shares issued, based on a value of $4.00 per share.


NOTE 4 -- COMMON STOCK

     The Company issued 60,000 shares at par value, as part of the private placement in 1997 (see Note 3). In addition, the Company issued 6,000 shares at par value to a general consultant of the Company. The Company recorded debt issuance costs and consulting expense in respect of the above issuances.

     In addition the Company issued to certain employees 104,167 shares with a vesting period of one year. The Company recorded deferred compensation in respect of these shares which will be amortized over the vesting period. Unamortized balance as of September 30, 1997 is $305,557.

     Subsequent to balance sheet date, the Company issued long-term notes amounting to $100,000 and 20,000 shares as part of the private placement in 1997 (see Note 3).


NOTE 5 -- INCOME TAXES



     Ambient Israel Ltd., a subsidiary of the Company, has applied for 'Approved Enterprise' status under the Laws for the Encouragement of Capital Investments, 1959. The Company has chosen to receive its benefits through the 'Alternative Benefits' program. The benefits under this program include a tax exemption on income deriving from the 'Approved Enterprise' for a period of two years and a reduced tax rate for a period of up to eight years commencing with the date on which taxable income is first earned. The Company has yet to receive the 'Approved Enterprise' status.

=======================================       ==================================
NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY, BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES, IMPLY THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF BY ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                            ------------------------


                                TABLE OF CONTENTS



                                                                           Page
                                                                           ----
PROSPECTUS SUMMARY......................................................
SUMMARY FINANCIAL INFORMATION...........................................
RISK FACTORS............................................................
USE OF PROCEEDS.........................................................
DIVIDEND POLICY.........................................................
DILUTION   .............................................................
CAPITALIZATION..........................................................
PLAN OF OPERATION.......................................................
BUSINESS   .............................................................
MANAGEMENT .............................................................
PRINCIPAL STOCKHOLDERS..................................................
CERTAIN RELATIONSHIPS AND RELATED
 TRANSACTIONS...........................................................
DESCRIPTION OF SECURITIES...............................................
SHARES ELIGIBLE FOR FUTURE SALE.........................................
UNDERWRITING............................................................
LEGAL MATTERS...........................................................
EXPERTS    .............................................................
AVAILABLE INFORMATION...................................................
INDEX TO FINANCIAL STATEMENTS...........................................    F-1


                            ------------------------


           UNTIL       , 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.





                               525,000 SHARES OF
                                  COMMON STOCK







                              AMBIENT CORPORATION



                                  -----------
                                   PROSPECTUS
                                  -----------





                           ROAN CAPITAL PARTNERS L.P.


                                     , 1998


=======================================       ==================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

           Under Section 145 of the Delaware General Corporation Law, the Issuer has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Issuer's Bylaws provide that the Issuer will indemnify its directors, executive officers, other officers, employees and agents to the fullest extent permitted by Delaware law.

           The Issuer's Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Issuer and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Issuer, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Item 25. Other Expenses of Issuance and Distribution


           The following table sets forth the costs and expenses, other than broker commissions, payable by the Issuer in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimates (except for the SEC registration fees).


           SEC filing fee......................................   $1,673.66
           NASD fee............................................      920.00
           Transfer agent's fee................................    3,000.00
           Printing and engraving expenses.....................   40,000.00
           Legal fees and expenses.............................  175,000.00
           Blue sky filing fees and expenses...................   30,000.00
              (including counsel fees)
           Accounting fees and expenses........................   90,000.00
           Miscellaneous expenses..............................    4,406.34
                                                                -----------
                     Total..................................... $345,000.00
                                                                ===========

Item 26.  Recent Sale of Unregistered Securities


           1. (a) In August 1996, Ambient purchased substantially all of the liabilities and the assets, properties, business and goodwill of Gen Technologies, Inc ("GTI"), an affiliate of the Company. Prior to such acquisition, in December 1995, GTI issued to Ephod Management, an investment fund, a promissory note in the aggregate principal amount of $968,000, bearing interest at 10% per annum and 650,000 shares of common stock of GTI (the "Debt Financing"). As part of the acquisition of GTI, Ambient assumed the promissory note issued in the Debt Financing. In addition, the 650,000 shares of common stock of GTI were cancelled and Ambient issued in their place, 650,000 shares of common stock of Ambient to the following members of the investment fund:

                                                                       75,000

Arnold Ackerman
Marcell Remery                                                         10,000
Chip Adams                                                             10,000
Nickolas Alleva Pension Plan                                           10,000
Marvin Barish                                                           5,000
Cecilia Bennett                                                        12,500
Elliot L. Brody                                                        10,000
Grafton Cooper                                                          5,000
Michael Cooper                                                         10,000
Richard Denton                                                         15,000
Stuart Elfland                                                         10,000
Evelyn Fisher                                                          10,000
Steven Gelbstein                                                       10,000
Myron Glodenberg                                                        2,500
Myron Glodenberg Profit Sharing                                         2,500
Yaakov Goldfeder                                                       10,000
Joy Jacobs                                                             12,500
Moshe Klapper                                                          20,000
Peter Grabler                                                           2,500
Dr. Edward Gross                                                        2,500
Jack Hirschfield                                                        2,500
Rahmin Kodsi                                                            5,000
Michael Kubin                                                           5,000
Richard Larry                                                          17,500
Lewis Levine                                                            2,500
Sheldon Margules                                                       20,000
Solomon Mayer (DB Plan)                                                55,000
Larry Morris                                                           10,000


Neve Yerushalayim                                                      80,000
Rubin Morris                                                           10,000
Wayne Saker                                                            10,000
Saker Family Trust                                                     30,000
Jeffrey Schondoff, Custodian for Renee Dean                            25,000
Jeffrey Schondoff, Custodian for Zachary Dean                          25,000
Walter Scott                                                           37,500
John J. Senn                                                           10,000
Yitzchok Stefansky                                                     20,000
Sidney Teichman                                                        20,000
Jerome Toder                                                           12,500
Ulrich Wissman                                                          7,500
                                                                     --------
                                          Total                       650,000
                                                                     ========

              (b) In connection with this transaction, Ephod Management received a consulting fee of $66,064 and a commission in the amount of $96,800.

              (c) The shares of Ambient Corporation were issued to replace the GTI stock after the acquisition described above in subsection (a) for no further consideration.

              (d) The Company believes that the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

           2. (a) In September and October 1997, the Company sold in a private offering (the "1997 Private Placement") 13.3 units ("Units"), each Unit consisting of a 7% promissory note in the principal amount of $30,000 and 6,000 shares of Common Stock, at a purchase price of $30,000 per Unit, to the following purchasers, all of whom have represented to the Company that they are accredited investors:

Tom McCann IRA                                                          6,000
Brock C. Akers                                                          9,000
Ralph Mandarino                                                         6,000
PJ Realty Trust, Ellen Gopin-Marcus Trustee                             6,000
Philip Kenneth Wood                                                     6,000
Edward J. Rodriguez                                                     6,000
Lawrence and Karen Dalessandri                                         12,000
CLFS Equities LLP                                                       6,000
Diane Zam                                                               6,000
Donald Greenberg TTEF                                                   6,000
Marc M. Feder                                                           6,000
Robert Friedman                                                         5,000
                                                                       ------
                               Total                                   80,000
                                                                       ======

              (b) The Company paid commissions (10%) and a non-accountable expense allowance (3%) in the aggregate amount of approximately $52,000 to Roan Capital Partners L.P.

              (c) The gross proceeds from the 1997 Private Placement was $400,000 (ascribing no value to the shares).

              (d) The Company believes that the Units, notes and shares were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Sections 4(2) and 4(6) of the Securities Act of 1933, as amended, and Rule 505 of Regulation D promulgated thereunder.

           3. (a) In August 1996, the Company issued to Jacob Davidson, president, chief executive officer and a director of the Company, 233,049 shares of Common Stock.

              (b) There were no underwriters with respect to this issuance.

              (c) The shares were issued in consideration of services performed.

              (d) The Company believes that the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

           4. (a) In August 1996, the Company issued to Elie Wurtman, secretary and a director of the Company, 235,646 shares of Common Stock, which are held of record by Pioneer Management Corporation, of which Mr. Wurtman is a principal.

              (b) There were no underwriters with respect to this issuance.

              (c) The shares were issued in consideration of services performed.

              (d) The Company believes that the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

           5. (a) In August 1996 the Company issued to Noam Bordin, a former employee of the Company, 50,000 shares of Common Stock.

              (b) There were no underwriters with respect to this issuance.

              (c) The shares were issued in consideration of services performed.

              (d) The Company believes that the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

           6. (a) In August 1997, the Company issued to Yehuda Cern, an officer of the Company, 84,167 shares of Common Stock.

              (b) There were no underwriters with respect to this issuance.

              (c) The shares were issued in consideration of services performed.

              (d) The Company believes that the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

           7. (a) In October 1996, the Company issued to Adam Slater, an employee of the Company, 25,000 shares of Common Stock.

              (b) There were no underwriters with respect to this issuance.

              (c) The shares were issued in consideration of services performed.

              (d) The Company believes that the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

           8. (a) In March 1997, the Company issued to Aryeh Weinberg, chief financial officer of the Company, 20,000 shares of Common Stock.

              (b) There were no underwriters with respect to this issuance.

              (c) The shares were issued in consideration of services performed.

              (d) The Company believes that the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

           9. (a) In September 1996, the Company issued to Jodie Clements, an employee of the Company, 5,000 shares of Common Stock.

              (b) There were no underwriters with respect to this issuance.

              (c) The shares were issued in consideration of services performed.

              (d) The Company believes that the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

           10. (a) In October 1996, the Company issued to Edward Cohen, an advisor of the Company, 50,000 shares of Common Stock.

              (b) There were no underwriters with respect to this issuance.

              (c) The shares were issued in consideration of services performed.

              (d) The Company believes that the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

           11. (a) In October 1996, the Company issued to Tekol, Ltd., a consultant to the Company, 42,083 shares of Common Stock.

               (b) There were no underwriters with respect to this issuance.

               (c) The shares were issued in consideration of services performed.

               (d) The Company believes that the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

           12. (a) In October 1996, the Company issued to George Kaplun, a key employee of the Company, 26,933 shares of Common Stock.

               (b) There were no underwriters with respect to this issuance.

               (c) The shares were issued in consideration of services performed.

               (d) The Company believes that the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

           13. (a) In October 1996, the Company issued to Leo Yevilevich, a former employee of the Company, 25,250 shares of Common Stock.

               (b) There were no underwriters with respect to this issuance.

               (c) The shares were issued in consideration of services performed.

               (d) The Company believes that the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

           14. (a) In October 1996, the Company issued to Leo Shleimovich, an employee of the Company, 23,567 shares of Common Stock.

               (b) There were no underwriters with respect to this issuance.

               (c) The shares were issued in consideration of services performed.

               (d) The Company believes that the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

           15. (a) In August 1996, the Company issued to Vincent Park Holdings 59,000 shares of Common Stock.

               (b) There were no underwriters with respect to this issuance.

               (c) The shares were issued to Vincent Park as a founder of the Company.

               (d) The Company believes that the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

           16. (a) In August 1996, the Company issued to Machtec Limited 114,481 shares of Common Stock.

               (b)  There were no underwriters with respect to this issuance.

               (c) The shares were issued to Machtec as a founder of the Company.

               (d) The Company believes that the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

           17. (a) In August 1996, the Company issued to Dalimore Consulting Limited 105,219 shares of Common Stock.

               (b) There were no underwriters with respect to this issuance.

               (c) The shares were issued to Dalimore as a founder of the Company.

               (d) The Company believes that the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

           18. (a) In August 1996, the Company issued to Jarvis Development Limited 108,785 shares of Common Stock.

               (b) There were no underwriters with respect to this issuance.

               (c) The shares were issued to Jarvis as a founder of the Company.

               (d) The Company believes that the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

           19. (a) In August 1996, the Company issued to Coco Sand Trust 114,320 shares of Common Stock.

               (b) There were no underwriters with respect to this issuance.

               (c) The shares were issued to the Trust as a founder of the Company.

               (d) The Company believes that the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

           20. (a) In August 1996, the Company issued to International Investors Group 66,000 shares of Common Stock.

               (b) There were no underwriters with respect to this issuance.

               (c) The shares were issued to the Group as a founder of the Company.

               (d) The Company believes that the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

           21. (a) In August 1996, the Company issued to The Galaxy Trust 107,333 shares of Common Stock.

               (b) There were no underwriters with respect to this issuance.

               (c) The shares were issued to the Trust as a founder of the Company.

               (d) The Company believes that the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

           22. (a) In October 1996, the Company issued to Yehudis Mayer, an employee of the Company, 2,500 shares of Common Stock.

               (b) There were no underwriters with respect to this issuance.

               (c) The shares were issued in consideration of services performed.

               (d) The Company believes that the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

           23. (a) In August 1996, the Company issued to Meadow Blue Holdings, Ltd. 100,000 shares of Common Stock.

               (b) There were no underwriters with respect to this issuance.

               (c) The shares were issued to Meadow as a founder of the Company.

               (d) The Company believes that the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

           24. (a) In August 1996, the Company issued to Levitan, Ltd. 85,000 shares of Common Stock.

               (b) There were no underwriters with respect to this issuance.

               (c) The shares were issued to Levitan as a founder of the Company.

               (d) The Company believes that the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

           25. (a) In October 1997, the Company issued to Camden Management Holdings, an advisor to the Company, 6,000 shares of Common Stock.

               (b) There were no underwriters with respect to this issuance.

               (c) The shares were issued in consideration of services performed.

               (d) The Company believes that the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

           26. (a) In November 1997, the Company issued to Malki Neuberg, a consultant to the Company, 40,000 shares of Common Stock.

               (b) There were no underwriters with respect to this issuance.

               (c) The shares were issued in consideration of services performed.

               (d) The Company believes that the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.


Item 27.  Exhibits


        **1.1        Form of Underwriting Agreement
        **1.2        Form of Underwriter's Warrant Agreement
        **1.3        Form of Selected Dealer Agreement
        **1.4        Form of Financial Consulting Agreement
        **3.1        Certificate of Incorporation of the Company, as amended.
        **3.2        By-Laws of the Company, as amended.
        **3.3        Memorandum of Association of Ambient Israel.
        **3.4        Articles of Association of Ambient Israel.
          4.1        Specimen Stock Certificate
          5.1        Securities Opinion of Baer Marks & Upham LLP.
         10.1        Form of the Company's 1998 Stock Option Plan.
         10.2        Form of Employment Agreement between the Company and Jacob Davidson.





         10.3        Employment Agreement between Ambient Israel and Dr. Yehuda Cern (re-filed to replace previously filed Exhibit 10.3).
       **10.4        Employment Agreement between Ambient Israel and Dr. George Kaplun.
         10.5        Summary (in English) of principal terms of lease between Ambient Israel and
                     Jerusalem Technological Park.
         10.6        Agreement dated August 1, 1996, between GenTechnologies, Inc. and Ambient
                     Corporation.
         10.7        Agreement between GenTechnologies, Inc. and Alexander Rozin dated December 5,
                     1995.
         10.8        Consulting Agreement with Tekol, Ltd.
         10.9        Form of Cooperation Agreement dated January 1, 1998, between Delta Three Inc.
                     and Ambient Israel.
       **21.1        Subsidiaries of the Company.
         23.1        The consent of Baer Marks & Upham LLP (included in Exhibit 5.1).
         23.2        The consent of Ephraim Abramson & Company is included in Part II of this
                     Registration Statement.
         23.3        The consent of Luboshitz, Kasierer & Co., Member Firm of Andersen Worldwide,
                     independent public accountants, is included in Part II of this Registration Statement.
       **24.1        Powers of Attorney.


----------------------


**   Previous filed


Item 28. Undertakings

           The Company hereby undertakes:

           (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

               (iii) Include any additional or changed material information on the plan of distribution.

           (2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

           (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

           (4) To provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

           (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a Director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           (6) For determining any liability under the Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective.

           (7) For determining any liability under the Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


           In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Israel, on the 22nd day of January, 1998.


                                        AMBIENT CORPORATION


                                        By:  /s/ Jacob Davidson
                                            --------------------------
                                            Jacob Davidson
                                            Chairman of the Board, President and
                                            Chief Executive Officer



           In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:



                  Signature                               Title                                           Date
                 ----------                               -----                                           ----
             /s/ Jacob Davidson
  -------------------------------------         Chairman of the Board, President                       January 22, 1998
               Jacob Davidson                   and Chief Executive Officer
                                                (Principal Executive Officer)


            /s/        *                                                                               January 22, 1998
  -------------------------------------         Director and Secretary
                Elie Wurtman


             /s/        *                       Chief Financial Officer (Principal                     January 22, 1998
  -------------------------------------         Financial Officer and Principal
               Aryeh Weinberg                   Accounting Officer)


            * /s/ Jacob Davidson
  -------------------------------------
           By Jacob Davidson,
           as attorney in fact


                         CONSENT OF INDEPENDENT AUDITORS

           As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of this Amendment No. 1 to the Registration Statement of Ambient Corporation on Form SB-2.

                                       /s/ Luboshitz, Kasierer & Co.
                                       -----------------------------------------
                                           Luboshitz, Kasierer & Co.,
                                           Member Firm of Andersen Worldwide

Tel-Aviv, Israel
January 22,  1998

                               CONSENT OF COUNSEL

           We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement of Ambient Corporation on Form SB-2.

                                              /s/ Ephraim Abramson
                                              ----------------------------------
                                                  Ephraim Abramson & Company

Jerusalem, Israel
January 22, 1998

                          STATEMENT OF DIFFERENCES
                          ------------------------
The trademark symbol shall be expressed as............................  'tm'
The copyright symbol shall be expressed as............................   'c'

                                  EXHIBIT INDEX



  EXHIBIT
  NUMBER                                  DESCRIPTION                                                                       PAGE
  --------                                -----------                                                                       -----
        **1.1        Form of Underwriting Agreement
        **1.2        Form of Underwriter's Warrant Agreement
        **1.3        Form of Selected Dealer Agreement
        **1.4        Form of Financial Consulting Agreement
        **3.1        Certificate of Incorporation of the Company, as amended.
        **3.2        By-Laws of the Company, as amended.
        **3.3        Memorandum of Association of Ambient Israel.
        **3.4        Articles of Association of Ambient Israel.
          4.1        Specimen Stock Certificate
          5.1        Securities Opinion of Baer Marks & Upham LLP.
         10.1        Form of the Company's 1998 Stock Option Plan.
         10.2        Form of Employment Agreement between the Company and Jacob Davidson.
         10.3        Employment Agreement between Ambient Israel and Dr. Yehuda Cern (re-filed to replace previously filed Exhibit 10.3).
       **10.4        Employment Agreement between Ambient Israel and Dr. George Kaplun.
         10.5        Summary (in English) of principal terms of lease between Ambient Israel and
                     Jerusalem Technological Park.
         10.6        Agreement dated August 1, 1996, between GenTechnologies, Inc. and Ambient
                     Corporation.
         10.7        Agreement between GenTechnologies, Inc. and Alexander Rozin dated December 5,
                     1995.
         10.8        Consulting Agreement with Tekol, Ltd.
         10.9        Form of Cooperation Agreement dated January 1, 1998, between Delta Three Inc.
                     and Ambient Israel.
       **21.1        Subsidiaries of the Company.
         23.1        The consent of Baer Marks & Upham LLP (included in Exhibit 5.1).
         23.2        The consent of Ephraim Abramson & Company is included in Part II of this
                     Registration Statement.
         23.3        The consent of Luboshitz, Kasierer & Co., Member Firm of Andersen Worldwide,
                     independent public accountants, is included in Part II of this Registration Statement.
       **24.1        Powers of Attorney.

----------

**   Previously filed.